                                 EXECUTION COPY
================================================================================

                                  $250,000,000

                                CREDIT AGREEMENT


                            DATED AS OF JULY 11, 2000


                                      AMONG


                            DOLE FOOD COMPANY, INC.,
                     DOLE FRESH FRUIT INTERNATIONAL, LIMITED
                                       AND
                                 SOLVEST, LTD.,
                                  AS BORROWERS,

                           THE LENDERS LISTED HEREIN,
                                   AS LENDERS,

                         BANC OF AMERICA SECURITIES LLC,
                                       AS
                    SOLE LEAD ARRANGER AND SOLE BOOK MANAGER,

                             BANK OF AMERICA, N.A.,
                            AS ADMINISTRATIVE AGENT,

                                 COMMERZBANK AG,
                              AS SYNDICATION AGENT,

                            THE BANK OF NOVA SCOTIA,
                             AS DOCUMENTATION AGENT,

                                       AND

                                   COBANK, ACB

                                       AND

                       COOPERATIEVE CENTRALE RAIFFEISEN -
                         BOERENLEENBANK B.A., "RABOBANK
                          NEDERLAND", NEW YORK BRANCH,
                                  AS CO-AGENTS

================================================================================


                                TABLE OF CONTENTS
                                                                                                              PAGE
 Section 1.       DEFINITIONS....................................................................................1
         1.1      Certain Defined Terms..........................................................................1
         1.2      Accounting Terms; Utilization of GAAP for Purposes of Calculations Under
                  Agreement.....................................................................................17
         1.3      Other Definitional Provisions.................................................................17
         1.4      Currency Equivalents Generally................................................................17
 Section 2.       AMOUNTS AND TERMS OF COMMITMENTS AND LOANS....................................................18
         2.1      Pro Rata Loans................................................................................18
         2.2      Bid Rate Loans................................................................................21
         2.3      [Reserved]....................................................................................24
         2.4      Disbursement of Funds.........................................................................24
         2.5      Loan Accounts and Register....................................................................25
         2.6      Interest on the Loans.........................................................................26
         2.7      Fees..........................................................................................31
         2.8      Prepayments and Reductions in Commitments; General Provisions Regarding Payments..............32
         2.9      Use of Proceeds...............................................................................34
         2.10     Special Provisions Governing Offshore Rate Loans..............................................35
         2.11     Certain Tax Provisions........................................................................40
         2.12     Increase in Commitments.......................................................................42
 Section 3.       CONDITIONS TO LOANS...........................................................................43
         3.1      Conditions to Initial Loans...................................................................43
         3.2      Additional Conditions.........................................................................44
 Section 4.       COMPANY'S REPRESENTATIONS AND WARRANTIES......................................................45
         4.1      Organization, Powers, Qualification, Good Standing and Subsidiaries...........................46
         4.2      Authorization of Borrowing, etc...............................................................46
         4.3      Financial Condition...........................................................................47
         4.4      No Material Adverse Change....................................................................47
         4.5      Litigation; Adverse Facts.....................................................................47
         4.6      Payment of Taxes..............................................................................47
         4.7      Governmental Regulation.......................................................................48
         4.8      Securities Activities.........................................................................48
         4.9      Margin Stock..................................................................................48
         4.10     Employee Benefit Plans........................................................................48
         4.11     Environmental Protection......................................................................49
 Section 5.       COMPANY'S AFFIRMATIVE COVENANTS...............................................................49
         5.1      Financial Statements and Other Reports........................................................50
         5.2      Corporate Existence, etc......................................................................51
         5.3      Payment of Taxes and Claims; Tax Consolidation................................................51
         5.4      Maintenance of Properties; Insurance..........................................................52
         5.5      Compliance with Laws, etc.....................................................................52
         5.6      Hazardous Materials...........................................................................52
         5.7      Margin Stock..................................................................................53



         5.8      Inspection....................................................................................53
 Section 6.       COMPANY'S NEGATIVE COVENANTS..................................................................53
         6.1      Maximum Leverage Ratio........................................................................53
         6.2      Minimum Fixed Charge Coverage Ratio...........................................................53
         6.3      Liens.........................................................................................53
         6.4      Disposition of Assets.........................................................................55
 Section 7.       EVENTS OF DEFAULT.............................................................................55
         7.1      Failure to Make Payments When Due.............................................................55
         7.2      Default in Other Agreements...................................................................55
         7.3      Breach of Certain Covenants...................................................................55
         7.4      Breach of Warranty............................................................................56
         7.5      Other Defaults Under Agreement................................................................56
         7.6      Involuntary Bankruptcy; Appointment of Receiver, etc..........................................56
         7.7      Voluntary Bankruptcy; Appointment of Receiver, etc............................................56
         7.8      Judgments and Attachments.....................................................................57
         7.9      Unfunded ERISA Liabilities....................................................................57
         7.10     Change in Control.............................................................................57
         7.11     Invalidity of Company Guaranty................................................................58
 Section 8.       ADMINISTRATIVE AGENT..........................................................................58
         8.1      Appointment and Authorization of Administrative Agent.........................................58
         8.2      Delegation of Duties..........................................................................59
         8.3      Liability of Administrative Agent.............................................................59
         8.4      Reliance by Administrative Agent..............................................................59
         8.5      Notice of Default.............................................................................60
         8.6      Credit Decision; Disclosure of Information by Administrative Agent............................60
         8.7      Indemnification of Administrative Agent.......................................................61
         8.8      Administrative Agent in Individual Capacity...................................................61
         8.9      Successor Administrative Agent................................................................62
         8.10     Documentation Agent, Syndication Agent and Co-Agents..........................................62
 Section 9.       MISCELLANEOUS.................................................................................62
         9.1      Securities Representation.....................................................................62
         9.2      Assignments and Participations in Loans.......................................................63
         9.3      Expenses......................................................................................65
         9.4      Indemnity.....................................................................................65
         9.5      Ratable Sharing...............................................................................67
         9.6      Amendments and Waivers........................................................................68
         9.7      Notices.......................................................................................68
         9.8      Survival of Representations and Warranties....................................................69
         9.9      Failure or Indulgence Not Waiver; Remedies Cumulative.........................................69
         9.10     Entire Agreement..............................................................................69
         9.11     Severability..................................................................................69
         9.12     Obligations Several; Independent Nature of Lenders'Rights.....................................69
         9.13     Headings......................................................................................70
         9.14     Applicable Law................................................................................70
         9.15     Successors and Assigns........................................................................70
         9.16     Consent to Jurisdiction and Service of Process................................................70



         9.17     Waiver of Jury Trial..........................................................................70
         9.18     Confidentiality...............................................................................71
         9.19     Counterparts; Effectiveness...................................................................71


EXHIBITS

I        FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
II       FORM OF COMPLIANCE CERTIFICATE
III      FORM OF NOTICE OF PRO RATA BORROWING
IV       FORM OF NOTICE OF BID RATE BORROWING
V        FORM OF NOTICE OF BID
VI       FORM OF NOTICE OF CONVERSION/CONTINUATION
VII      FORM OF NOTICE OF REQUEST FOR EXTENSION
VIII     FORM OF COMPANY GUARANTY
IX       FORM OF OPINION OF O'MELVENY & MYERS LLP
X        FORM OF OPINION OF GOODSILL ANDERSON QUINN & STIFEL


SCHEDULES

2.1      PRO RATA COMMITMENTS
9.7      OFFSHORE AND DOMESTIC LENDING OFFICES, ADDRESSES FOR NOTICES

                             DOLE FOOD COMPANY, INC.
                     DOLE FRESH FRUIT INTERNATIONAL, LIMITED
                                  SOLVEST, LTD.

                                CREDIT AGREEMENT

     This CREDIT AGREEMENT is dated as of July 11, 2000 and entered into by and among DOLE FOOD COMPANY, INC., a Hawaii corporation ("COMPANY"), DOLE FRESH FRUIT INTERNATIONAL, LIMITED, a Liberian corporation ("DFFI"), and SOLVEST, LTD., a Bermuda corporation ("SOLVEST"; Company, DFFI and Solvest each individually referred to herein as a "BORROWER" and collectively as "BORROWERS"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), BANK OF AMERICA, N.A., as administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT"), COMMERZBANK AG, as syndication agent for Lenders (in such capacity, the "SYNDICATION AGENT") and THE BANK OF NOVA SCOTIA, as documentation agent for Lenders (in such capacity, the "DOCUMENTATION AGENT").

                                 R E C I T A L S


     WHEREAS, Borrowers desire that Lenders extend certain credit facilities to Borrowers for general corporate purposes; and

          WHEREAS, Lenders desire to extend such credit facilities to Borrowers on the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers, Lenders, Administrative Agent, Syndication Agent and Documentation Agent agree as follows:

SECTION   1. DEFINITIONS

1.1  CERTAIN DEFINED TERMS.

     The following terms used in this Agreement shall have the following meanings:

          "ADMINISTRATIVE AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to subsection 8.9.

          "ADMINISTRATIVE AGENT'S ACCOUNT" means Administrative Agent's account no. 3750836479 (re: Dole Food Company, Inc.) maintained at the office of Bank of America at 1850 Gateway Boulevard, 5th Floor, Concord, California 94520 (or such other account or address as Administrative Agent shall specify in writing to Company and Lenders).

          "ADMINISTRATIVE AGENT-RELATED PERSONS" means Administrative Agent (including any successor agent), together with its Affiliates (including, in the case of Bank of

America as Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "AFFECTED LENDER" has the meaning assigned to that term in subsections 2.6G, 2.10 and 2.11A.

          "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

          "AGREEMENT" means this Credit Agreement dated as of July 11, 2000, together with all Schedules referred to herein and all Exhibits hereto, as it may be amended, supplemented or otherwise modified from time to time.

          "AGREEMENT CURRENCY" has the meaning assigned to that term in subsection 9.4.

          "APPLICABLE BORROWER" means (i) with respect to any Loan requested to be made hereunder but not yet made, the Borrower requesting such Loan, and (ii) with respect to any Loan made hereunder, the Borrower to which such Loan is made.

          "APPLICABLE FACILITY FEE PERCENTAGE" means, on any date, the applicable percentage set forth below based upon the Senior Unsecured Debt Ratings applicable on such date:

           Senior Unsecured Debt                      Applicable Facility
              RATING CATEGORY                            FEE PERCENTAGE

         Category 1                                          0.10%

                   BBB+ or higher by S&P
                   Baa1 or higher by Moody's

         Category 2                                          0.15%
                   BBB by S&P
                   Baa2 by Moody's

         Category 3                                          0.20%
                   BBB- by S&P
                   Baa3 by Moody's

         Category 4                                          0.25%

                   Lower than BBB- by S&P
                   Lower than Baa3 by Moody's

For purposes of the foregoing, (i) if the Senior Unsecured Debt Ratings established or deemed to have been established by Moody's and S&P shall fall within different Categories, the Applicable Facility Fee Percentage shall be determined by reference to the superior (or numerically lowest) Category, (ii) if any Senior Unsecured Debt Rating established or deemed to have been established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P), such change shall be effective as of the date on which such change is first announced by the rating agency making such change, and (iii) if either Moody's or S&P shall not have in effect a Senior Unsecured Debt Rating (other than because such rating agency shall no longer be in the business of rating corporate debt obligations), then such rating agency will be deemed to have established a Senior Unsecured Debt Rating in Category 4. Each change in the Applicable Facility Fee Percentage shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of either Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, Company and Lenders shall negotiate in good faith to amend the references to specific Senior Unsecured Debt Ratings in this definition to reflect such changed rating system or the non-availability of Senior Unsecured Debt Ratings from such rating agency.

          "APPLICABLE OFFSHORE RATE MARGIN" means, on any date, the applicable percentage set forth below based upon the Senior Unsecured Debt Ratings applicable on such date:

             Senior Unsecured Debt                      Applicable Offshore
               RATING CATEGORY                               RATE MARGIN

           Category 1                                        0.40%
                     BBB+ or higher by S&P
                     Baa1 or higher by Moody's

           Category 2                                        0.60%
                     BBB by S&P
                     Baa2 by Moody's

           Category 3                                        0.80%
                     BBB- by S&P
                     Baa3 by Moody's

           Category 4                                        1.00%
                     Lower than BBB-by S&P
                     Lower than Baa3 by Moody's

For purposes of the foregoing, (i) if the Senior Unsecured Debt Ratings established or deemed to have been established by Moody's and S&P shall fall within different Categories, the Applicable Offshore Rate Margin shall be determined by reference to the superior (or numerically lowest) Category, (ii) if any Senior Unsecured Debt Rating established or deemed to have been established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P), such change shall be effective as of the date on which such change is first announced by the rating agency making such change, and (iii) if either Moody's or S&P shall not have in effect a Senior Unsecured Debt Rating (other than because such rating agency shall no longer be in the business of rating corporate debt obligations), then such rating agency will be deemed to have established a Senior Unsecured Debt Rating in Category 4. Each change in the Applicable Offshore Rate Margin shall apply, during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change, to all Offshore Rate Loans that are outstanding at any time during such period. If the rating system of either Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, Company and Lenders shall negotiate in good faith to amend the references to specific Senior Unsecured Debt Ratings in this definition to reflect such changed rating system or the non-availability of Senior Unsecured Debt Ratings from such rating agency.

          "ARRANGER" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

          "ASSIGNMENT AND ACCEPTANCE AGREEMENT" means an Assignment and Acceptance Agreement entered into by a Lender and an Eligible Assignee, and accepted by Administrative Agent, in substantially the form of Exhibit I annexed hereto.

          "BANK OF AMERICA" means Bank of America, N.A.

          "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

          "BASE RATE" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

          "BASE RATE LOANS" means Pro Rata Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.6.

          "BID RATE LOANS" means one or more of the Bid Rate Loans made under the auction bidding procedure described in subsection 2.2.

          "BID RATE OFFER" has the meaning set forth in subsection 2.2A(ii).

          "BORROWER" and "BORROWERS" have the meanings assigned to those terms in the introduction to this Agreement.

          "BORROWING" and "BORROW" mean a borrowing of Loans hereunder.

          "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or the State of California are authorized or required by law to close, and, if the applicable Business Day relates to:

          (a) an Offshore Rate Loan denominated in Dollars, any such day on which dealings are carried on in the applicable offshore Dollar market;

          (b)  an Obligation denominated in the euro, any such day which is:

               (i) for payments or purchases of the euro, a TARGET Business Day; and

               (ii) for all other purposes, including without limitation the giving and receiving of notices hereunder, a TARGET Business Day on which banks are generally open for business in London, Frankfurt and in any other principal financial center as Administrative Agent may from time to time determine for this purpose; and

          (c) an Obligation denominated in any other Offshore Currency, a day on which commercial banks are open for foreign exchange business in London, England, and on which dealings in the relevant Offshore Currency are carried on in the applicable offshore foreign exchange interbank market in which disbursement of or payment in such Offshore Currency will be made or received hereunder.

          A "TARGET BUSINESS DAY" is a day when TARGET (Trans-European Automated Real-time Gross Settlement Express Transfer system), or any successor thereto, is scheduled to be open for business.

          "CASH" means money, currency or a credit balance in a Deposit Account.

          "CLAIM" has the meaning assigned to that term in subsection 9.4A.

          "CLOSING DATE" means the later of (i) the date of execution and delivery of this Agreement by Lenders, Administrative Agent, Syndication Agent, Documentation Agent and Borrowers, and (ii) the date on which all conditions set forth in subsection 3.1 hereof have been satisfied or waived.

          "COMMITMENT TERMINATION DATE" means (i) the Current Commitment Termination Date as defined in subsection 2.1E, or such later date as shall be determined from time to time pursuant to subsection 2.1E, or (ii) such earlier date on which all of the Pro Rata Commitments have been reduced to zero.

          "COMPANY" has the meaning assigned to that term in the introduction to this Agreement.

          "COMPANY GUARANTY" means the Guaranty executed and delivered by Company on the Closing Date, substantially in the form of Exhibit VIII annexed hereto, as such Guaranty may thereafter be amended, supplemented or otherwise modified from time to time.

          "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit II annexed hereto.

          "CONSOLIDATED ADJUSTED OPERATING INCOME" means, for any period, the sum of the amounts for such period of (i) the operating income (or loss) of Company and its Subsidiaries, (ii) depreciation expense, (iii) amortization expense, and (iv) other non-cash items, in each case determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP and, in the case of clauses (ii) through (iv), deducted in determining consolidated operating income.

          "CONSOLIDATED NET DEBT" means, at any date of determination, the remainder on such date of (i) the total debt of Company and its Subsidiaries on a consolidated basis, as set forth on Company's consolidated balance sheet in conformity with GAAP less (ii) the Cash and Short-Term Investments of Company and its Subsidiaries on a consolidated basis calculated in conformity with GAAP.

          "CONSOLIDATED NET INTEREST EXPENSE" means, for any period, the remainder of (i) total interest expense, whether paid or accrued as liabilities, of Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP less (ii) total interest income, whether paid or accrued, received or receivable by Company and its Subsidiaries from any source (other than (x) from any Subsidiary of Company or (y) in the case of accrued but unpaid interest (i) from any debtor in a case under the Bankruptcy Code or any similar law applicable to debtors located outside the United States or (ii) that is more than 180 days past due regardless of the source) for such period, determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED NET WORTH" means, as at any date of determination, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficits) of Company and its Subsidiaries on a consolidated basis determined in conformity with GAAP; provided that cumulative foreign currency translation adjustments reported from and after December 30, 1995 shall be excluded.

          "CONTINUATION" and "CONTINUE" mean, with respect to any Offshore Rate Loan, the continuation of such Offshore Rate Loan as an Offshore Rate Loan on the last day of the Interest Period for such Loan.

          "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any (i) indenture, mortgage, deed of trust, credit agreement or note purchase agreement or other agreement or instrument, in each case with respect to such Person's indebtedness for borrowed money or (ii) material contract, undertaking, agreement or other instrument not described in clause (i) of this definition to which that Person is a party.

          "CONVERSION" and "CONVERT" mean, with respect to any Pro Rata Loan, the conversion of such Loan from or into another type of Pro Rata Loan.

          "CROSS DEFAULT" means the breach or default by Company or any of its Subsidiaries with respect to any term of any evidence of indebtedness for borrowed money of Company or any such Subsidiary in an amount exceeding $25,000,000 in the aggregate or any loan agreement, mortgage, indenture or other agreement relating to such indebtedness (the "DEFAULTED DEBT"), if the effect of such breach or default is to permit (other than as a result of an immaterial breach or default) the holder or holders of such indebtedness (or a trustee on behalf of such holder or holders) to cause the Defaulted Debt to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided, however, that in the event that the non-payment, breach or default of the Defaulted Debt described herein is cured or waived by the holders of the Defaulted Debt or if such Defaulted Debt is repaid in full (other than with the proceeds of Loans), such non-payment, breach or default shall not constitute a Cross Default hereunder.

          "CURRENCY SETTLEMENT DATE" means (a) with respect to any Borrowing, Conversion or Continuation of Loans, the date such Borrowing, Conversion or Continuation is made, and (b) with respect to outstanding Obligations denominated in an Offshore Currency (i) any Interest Payment Date relevant thereto and (ii) the last Business Day of each month.

          "CURRENT COMMITMENT TERMINATION DATE" has the meaning assigned to that term in subsection 2.1E.

          "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization.

          "DFFI" has the meaning assigned to that term in the introduction to this Agreement.

          "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

          "ELIGIBLE ASSIGNEE" means either (i) any Lender listed on the signature pages of this Agreement or any Affiliate of any Lender provided such Affiliate is primarily engaged in the business of commercial lending or (ii) any other financial institution that is approved by Administrative Agent, which approval shall not be unreasonably withheld, and, so long as no Event of Default has occurred and is continuing, by Company in its sole discretion; PROVIDED, HOWEVER, that neither Company nor any Affiliate of Company shall be an Eligible Assignee.

          "EMPLOYEE BENEFIT PLAN" means an "employee benefit plan," as defined in Section 3(3) of ERISA (other than a Multiemployer Plan), of which the Company or any of its ERISA Affiliates is the "plan sponsor," as defined in Section 3(16)(B) of ERISA, or to which the Company or any of its ERISA Affiliates contributes.

          "EMU LEGISLATION" means legislative measures of the European Union for the introduction of, changeover to or operation of the euro in one or more member states.

          "ENVIRONMENTAL LAWS" means all federal, state and local environmental, health or safety laws, ordinances, regulations, rules, statutes, orders and decrees (including, but not limited to, those dealing with the use, generation, treatment, storage, disposal or transportation of Hazardous Materials), as the same may be in effect from time to time, and all foreign equivalents thereof.

          "EQUIVALENT AMOUNT" means, as of any date of determination with respect to any Obligation, the amount determined by Administrative Agent by reference to the following table:


                IF THE NOTIONAL AMOUNT IS     THE EQUIVALENT AMOUNT IN DOLLARS   THE EQUIVALENT AMOUNT IN SUCH OFFSHORE
                     DENOMINATED IN:                        IS:                               CURRENCY IS:
               ----------------------------- ----------------------------------- ----------------------------------------
                                                                                 The amount of such Offshore Currency
                                                                                 that can be purchased with Dollars at
                         Dollars                        Such amount              the Spot Rate for delivery on the most
                                                                                 recent Currency Settlement Date for
                                                                                 such Obligation
               ----------------------------- ----------------------------------- ----------------------------------------

                                               The amount of Dollars that can be
                                               purchased with such Offshore
                                               Currency at the Spot Rate for
                   An Offshore Currency        delivery on the most recent                       Such amount
                                               Currency Settlement Date for such
                                               Obligation


          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

          "ERISA AFFILIATE", as applied to any Person, means (i) any corporation which is a member of a controlled group of corporations within the meaning of
Section 414(b) of the Internal Revenue Code of which that Person is a member;
(ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

          "EURO" means the single currency of Participating Member States.

          "EVENT OF DEFAULT" means each of the events set forth in Section 7.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

          "FACILITY FEE" has the meaning set forth in subsection 2.7A.

          "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; PROVIDED that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by Administrative Agent.

          "FISCAL QUARTER" means a fiscal quarter of Company and its Subsidiaries.

          "FISCAL YEAR" means the fiscal year of Company and its Subsidiaries.

          "FOOD BUSINESS ASSETS" means the assets of Company and its Subsidiaries constituting the food business of Company and its Subsidiaries.

          "FUNDING DATE" means the date of the funding of a Loan.

          "FX TRADING OFFICE" means the Foreign Exchange Trading Center, 1455 Market Street, San Francisco, California 94103, of Bank of America, or such other of Bank of America's offices as Administrative Agent may designate from time to time.

          "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

          "HAZARDOUS MATERIALS" means any hazardous, toxic or dangerous wastes, pollutants, materials or substances including, without limitation, friable asbestos, PCBs, petroleum products and by-products, substances defined in or listed as "hazardous materials," "hazardous substances" or "toxic substances" or similarly identified in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as now or hereafter amended, 42 U.S.C. Section 9601, et seq. and 42 U.S.C. Section 1101 et seq.; "hazardous materials" identified in or pursuant to the Hazardous Materials Transportation Act, as now or hereafter amended, 49 U.S.C. Section 1801, et seq.; "hazardous wastes" identified in or pursuant to the Resource
Conservation and Recovery Act, as now or hereafter amended, 42 U.S.C. Section 6901, et seq.; any chemical substances or mixture regulated under the Toxic Substances Control Act of 1976, as now or hereafter amended, 15 U.S.C.
Section 2601 et seq.; any "toxic pollutant" under the Clean Water Act, as now or hereafter amended, 33 U.S.C. Section 1251 et seq.; any hazardous air pollutant under the Clear Air Act, as now or hereafter amended, 42 U.S.C.
Section 7401 et seq.; and any hazardous, toxic or dangerous material, substance or pollutant now or hereafter designated or regulated under any Environmental Laws.

          "INDEMNITEES" has the meaning assigned to that term in subsection 9.4.

          "INDEMNIFIED LIABILITIES" has the meaning assigned to that term in subsection

9.4.

          "INDEMNIFIED LIABILITY" has the meaning assigned to that term in subsection

9.4.

          "INITIAL INTEREST PERIOD TERMINATION DATE" means for purposes of Pro Rata Loans made by Lenders to Borrowers on the Closing Date, the Business Day that occurs one calendar month following the Closing Date.

          "INTEREST PAYMENT DATE" has the meaning assigned to that term in subsection

2.6C.

          "INTEREST PERIOD" means any interest period applicable to a Pro Rata Loan (other than a Base Rate Loan except as otherwise provided in subsection 2.10B) as determined pursuant to subsection 2.6B.

          "INTEREST RATE DETERMINATION DATE" means each date for calculating the Offshore Rate for purposes of determining the interest rate in respect of an Interest Period for a Pro Rata Loan that is an Offshore Rate Loan. The Interest Rate Determination Date shall be the second Business Day prior to the first day of such Interest Period.

          "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

          "JUDGMENT CURRENCY" has the meaning assigned to that term in subsection

9.4.

          "LENDER" and "LENDERS" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 9.2.

          "LIEN" means any mortgage, pledge, lien, security interest or similar encumbrance or any other type of preferential arrangement for the benefit of the holders of indebtedness for borrowed money that has the practical effect of a mortgage, pledge, lien or security interest.

          "LOAN" or "LOANS" means one or more of the Pro Rata Loans or the Bid Rate Loans, or a combination thereof.

          "LOAN ACCOUNT" has the meaning set forth in subsection 2.5A.

          "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Company and its Subsidiaries taken as a whole, or (ii) a material adverse effect on the ability of Company to pay the Obligations in full when due under this Agreement.

          "MATERIAL SUBSIDIARY" means (i) DFFI, (ii) Solvest, and (iii) any other Subsidiary of Company identified as a "Material Subsidiary" on the most recent report on Form 10-K filed by Company with the Securities and Exchange Commission.

          "MOODY'S" means Moody's Investors Service, Inc.

          "MULTIEMPLOYER PLAN" means a "multiemployer plan", as defined in
Section 3(37) of ERISA, to which Company or any of its ERISA Affiliates is contributing, or ever has contributed, or to which Company or any of its ERISA Affiliates has, or ever has had, an obligation to contribute; except that Multiemployer Plan shall not include any plan to which neither the Company nor any ERISA Affiliate is currently obligated to contribute and for which the full amount of any withdrawal liability has been paid.

          "NOTICE OF BID RATE BORROWING" means a notice substantially in the form of EXHIBIT IV with respect to a proposed borrowing of a Bid Rate Loan.

          "NOTICE OF BORROWING" means a Notice of Pro Rata Borrowing or a Notice of Bid Rate Borrowing, as the case may be.

          "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of EXHIBIT VI with respect to a proposed Conversion or Continuation.

          "NOTICE OF REQUEST FOR EXTENSION" means a notice substantially in the form of EXHIBIT VII with respect to a proposed extension of the Current Commitment Termination Date.

          "NOTICE OF PRO RATA BORROWING" means a notice substantially in the form of EXHIBIT III with respect to a proposed borrowing of a Pro Rata Loan.

          "OBLIGATIONS" means all obligations of every nature of Borrowers from time to time owed to Administrative Agent, Lenders or any of them under this Agreement or the Company Guaranty, whether for principal, interest, fees, expenses, indemnification or other amounts due or to become due.

          "OFFICERS' CERTIFICATE" means, with respect to any Person, a certificate executed on behalf of such Person by a Responsible Officer of such Person.

          "OFFSHORE BASE RATE" has the meaning set forth in the definition of Offshore Rate.

          "OFFSHORE CURRENCY" means the euro and British pounds sterling.

          "OFFSHORE CURRENCY LOAN" means any Offshore Rate Loan denominated in an Offshore Currency.

          "OFFSHORE CURRENCY SUBLIMIT" means the Equivalent Amount of $100,000,000.

          "OFFSHORE RATE" means for any Interest Period with respect to any Offshore Rate Loan, a rate per annum determined by Administrative Agent pursuant to the following formula:

                                        Offshore Base Rate
           Offshore Rate  =  -----------------------------------------
                                 1.00 - Eurodollar Reserve Percentage


          Where,

               "OFFSHORE  BASE RATE" means, for such Interest Period:

               (a) the rate per annum equal to the rate determined by Administrative Agent to be the offered rate that appears on the page of the Telerate screen that displays an average British Bankers Association Interest Settlement Rate for deposits in the applicable currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period (and Administrative Agent shall promptly forward to Company a copy of such Telerate screen page), or

               (b) in the event the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in the applicable currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period, or

               (c) in the event the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by Administrative Agent as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in the applicable currency for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Offshore Rate Loan being made, Continued or Converted by Administrative Agent (or its Affiliate) in its capacity as a Lender and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the offshore market for the applicable currency at their request at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period.

               "EURODOLLAR RESERVE PERCENTAGE" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Offshore Rate for each outstanding Offshore Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

               The determination of the Eurodollar Reserve Percentage and the Offshore Base Rate by Administrative Agent shall be conclusive in the absence of manifest error.

          "OFFSHORE RATE LOAN" means a Pro Rata Loan bearing interest based on the Offshore Rate, which may be denominated in U.S. Dollars or an Offshore Currency. Offshore Rate Loans include Offshore Currency Loans.

          "OFFSHORE RATE TAXES" has the meaning assigned to such term in subsection 2.10D.

          "PARTICIPATING MEMBER STATES" means each country which from time to time becomes a Participating Member State as described in EMU Legislation.

          "PBGC" means the Pension Benefit Guaranty Corporation (or any successor thereto).

          "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

          "PERMITTED ENCUMBRANCES" means the following types of Liens:

          (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 5.3;

          (ii) statutory Liens of landlords and depositary institutions and Liens of carriers, warehousemen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

          (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 7.8;

          (v) leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

          (vi) easements, rights-of-way, zoning and similar restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Company;

          (vii) any interest or title of a lessor or sublessor under any lease not prohibited by this Agreement (including any Lien granted by such lessor or sublessor);

          (viii) Liens arising from filing UCC financing statements relating solely to leases not prohibited by this Agreement;

          (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

          (x) other Liens incurred in the ordinary course of business of Company and its Subsidiaries consistent with past practices as of the Closing Date for obligations not constituting debt for borrowed money, which obligations are not yet delinquent or are being contested in good faith and for which adequate reserves have been provided by Company or the applicable Subsidiary.

          "PERSON" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

          "POTENTIAL EVENT OF DEFAULT" means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

          "PRO RATA COMMITMENT" has the meaning set forth in subsection 2.1A, as such commitment may be reduced, increased or adjusted in accordance with the terms of this Agreement, and "PRO RATA COMMITMENTS" means such commitments of all Lenders in the aggregate.

          "PRO RATA LOANS" means the Loans made pursuant to subsection 2.1A. Pro Rata Loans may be Base Rate Loans and/or Offshore Rate Loans. Pro Rata Loans do not include any Bid Rate Loans.

          "PRO RATA SHARE" means, with respect to a particular Lender, (i) prior to the Commitment Termination Date, the percentage set forth under such Lender's name on SCHEDULE 2.1 attached hereto or set forth in the applicable Assignment and Acceptance Agreement, as the case may be, as such percentage may be adjusted from time to time pursuant to subsection 2.12 or subsection 9.2, and (ii) on and after the Commitment Termination Date, a percentage equal to a fraction the numerator of which shall be the aggregate principal amount outstanding of all Loans made by such Lender hereunder and the denominator of which shall be the aggregate principal amount outstanding of all Loans made by all Lenders hereunder.

          "REGISTER" has the meaning assigned to that term in subsection 2.5B.

          "REQUISITE LENDERS" means Lenders having at least 51% of the Total Pro Rata Commitments outstanding, or, if the Total Pro Rata Commitments have been terminated, Lenders having at least 51% of the aggregate unpaid principal amount of the Loans outstanding.

          "RESPONSIBLE OFFICER" means, with respect to any Person, the Chief Executive Officer, the Chief Financial Officer, an Executive Vice President, the Treasurer or the Assistant Treasurer of such Person.

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies,
Inc.

          "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

          "SENIOR UNSECURED DEBT RATING" means, at any time of determination, the rating currently assigned by Moody's or S&P, as applicable, to the outstanding publicly-held long-term senior unsecured debt securities of Company, or, if no such debt securities are outstanding at such time, the rating, if any, that would be so assigned by Moody's or S&P, as applicable, if any such debt securities were outstanding at such time, as evidenced by a formal rating letter issued to Company by such rating agency and delivered by Company (in the form of an original or a copy thereof) to Administrative Agent.

          "SHORT-TERM INVESTMENTS" means investments that are accounted for on Company's consolidated balance sheet as "short-term investments" in conformity with GAAP.

          "SOLVEST" has the meaning assigned to that term in the introduction to this Agreement.

          "SPOT RATE" means with respect to any currency on a particular Currency Settlement Date, the rate at which such currency may be exchanged into another currency, as set forth on such date on the Reuters currency page for exchanges for such currency into such other currency. In the event that such rate does not appear on any Reuters currency page, the Spot Rate with respect to such currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by Administrative Agent and Company or, in the absence of such agreement, such Spot Rate shall instead be the rate quoted by Bank of America at approximately 8:00 A.M. (California time) on the applicable Currency Settlement Date as the spot rate for the purchase by Bank of America of such currency with another currency through its FX Trading Office on such Currency Settlement Date for delivery two Business Days later.

          "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

          "TAXES" has the meaning assigned to such term in subsection 2.11A.

          "TERMINATION EVENT" means (i) a "Reportable Event" described in
Section 4043 of ERISA and the regulations issued thereunder (for which the 30 day notice period has not been waived), (ii) the withdrawal of Company or any of its ERISA Affiliates from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (iii) the filing of a notice of intent to terminate a Pension Plan (other than in a "standard termination" as described in Section 4041(b) of ERISA) or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Pension Plan by the Pension Benefit Guaranty Corporation, or (v) any other event or condition that would reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

          "TOTAL PRO RATA COMMITMENTS" has the meaning set forth for such term in subsection 2.1B.

          "TOTAL UTILIZATION" means, as at any time of determination, the sum of
(i) the aggregate principal amount of all Pro Rata Loans outstanding at such time PLUS (ii) the aggregate principal amount of all Bid Rate Loans outstanding at such time; PROVIDED that Total Utilization shall be determined without duplication of Pro Rata Loans, the proceeds of which are used to refund other Pro Rata Loans or Bid Rate Loans.

          "UTILIZATION FEE" has the meaning set forth in subsection 2.7B.

1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT.

          Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to subsection 5.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (except as otherwise provided in the definition of "Consolidated Net Worth" set forth in subsection 1.1). If at any time any change in GAAP would affect the computation of the financial ratios set forth in subsections 6.1 or 6.2, and Company, Administrative Agent or Requisite Lenders shall so request, Administrative Agent, Lenders and Company shall negotiate in good faith to amend such financial ratios to preserve the original intent thereof in light of such change in GAAP, PROVIDED that, until so amended, such financial ratios shall continue to be computed in accordance with GAAP prior to such change therein and Company shall provide to Administrative Agent and Lenders reconciliation statements.

1.3  OTHER DEFINITIONAL PROVISIONS.

          References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

1.4  CURRENCY EQUIVALENTS GENERALLY.

          Administrative Agent shall determine the Equivalent Amount in Dollars of Borrowings, prepayments, Conversions, Continuations and outstanding Obligations denominated in Offshore Currencies as of each Currency Settlement Date applicable thereto. Except for purposes of financial statements delivered by Borrowers hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency for purposes of this Agreement shall be such Equivalent Amount in Dollars.

SECTION 2. AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1  PRO RATA LOANS.

          A. PRO RATA LOANS. Each Lender hereby severally agrees, subject to the limitations set forth in subsection 2.1B with respect to the maximum amount of Pro Rata Loans permitted to be outstanding from time to time and subject to the other terms and conditions hereof, to lend to Borrowers, in Dollars and Offshore Currencies, from time to time, during the period from and including the Closing Date to but excluding the Commitment Termination Date, Pro Rata Loans in an aggregate Equivalent Amount in Dollars at any time outstanding not to exceed such Lender's Pro Rata Share of the Total Pro Rata Commitments then in effect. Each Lender's commitment to make Pro Rata Loans to Borrowers pursuant to this subsection 2.1A is herein called its "PRO RATA COMMITMENT." The initial amount of the Pro Rata Commitment of each Lender is set forth below such Lender's name on SCHEDULE 2.1 attached hereto. The amount of each Lender's Pro Rata Commitment shall be reduced by its respective Pro Rata Share of the amount of all reductions of the Total Pro Rata Commitments made through any date of determination pursuant to subsection 2.8. The initial aggregate amount of all Pro Rata Commitments is $250,000,000.

          Each Lender's Pro Rata Commitment shall expire on the Commitment Termination Date and all Pro Rata Loans and all other amounts owed hereunder with respect to the Pro Rata Loans of each Borrower shall be paid in full by such Borrower no later than that date.

          Except as otherwise provided in this Agreement, amounts borrowed by any Borrower under this subsection 2.1A may be repaid and, to but excluding the Commitment Termination Date, reborrowed by any Borrower. Pro Rata Loans made on any Funding Date shall be in an aggregate minimum amount of (i) $500,000 or any integral multiple of $100,000 in excess thereof, in the case of Base Rate Loans,
(ii) $5,000,000 or any integral multiple of $1,000,000 in excess thereof, in the case of Offshore Rate Loans denominated in Dollars, and (iii) 1,000,000 units of the applicable Offshore Currency or any integral multiple of 500,000 units of the applicable Offshore Currency in excess thereof, in the case of Offshore Currency Loans.

          B. TOTAL PRO RATA COMMITMENTS; LIMITATIONS ON OUTSTANDING LOAN AMOUNTS. The aggregate Pro Rata Commitments of all Lenders are herein collectively called the "TOTAL PRO RATA COMMITMENTS". Anything in this Agreement to the contrary notwithstanding, (i) in no event shall the aggregate Equivalent Amount in Dollars of all Pro Rata Loans from any Lender outstanding at any time exceed its Pro Rata Commitment, (ii) in no event shall the aggregate Equivalent Amount in Dollars of all Loans dominated in Offshore Currencies outstanding at any time exceed the Offshore Currency Sublimit, and (iii) in no event shall the Equivalent Amount in Dollars of the Total Utilization exceed the Total Pro Rata Commitments at any time.

          C. NATURE OF LENDERS' OBLIGATIONS. Subject to subsection 2.10B, Pro Rata Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender's obligation to make a Pro Rata Loan requested hereunder, nor shall the Pro Rata Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender's obligation to make a Pro Rata Loan requested hereunder.

          D. BORROWING MECHANICS. Whenever any Borrower desires to borrow Pro Rata Loans under this subsection 2.1, it shall deliver to Administrative Agent a Notice of Pro Rata Borrowing no later than (i) 10:00 A.M. (California time) on the proposed Funding Date in the case of a Base Rate Loan, (ii) 10:00 A.M. (California time) at least three (3) Business Days in advance of the proposed Funding Date in the case of an Offshore Rate Loan denominated in Dollars, and
(iii) 10:00 A.M. (California time) at least four (4) Business Days in advance of the proposed Funding Date in the case of an Offshore Currency Loan.

          Each Notice of Pro Rata Borrowing shall specify: (i) the proposed Funding Date (which shall be a Business Day); (ii) the amount and type of Loans requested; (iii) whether such Pro Rata Loans shall be Base Rate Loans or Offshore Rate Loans and, in the case of Offshore Rate Loans, the Interest Period applicable thereto; (iv) in the case of a Borrowing comprised of Offshore Currency Loans, the applicable Offshore Currency; and (v) that the Equivalent Amount in Dollars of the Total Utilization (after giving effect to the proposed borrowing) does not exceed the Total Pro Rata Commitments then in effect.

          In lieu of delivering any Notice of Pro Rata Borrowing, the Applicable Borrower may give Administrative Agent telephonic notice of the proposed borrowing (and the other information required by a Notice of Pro Rata Borrowing) by the required time under this subsection 2.1; PROVIDED, HOWEVER, that such notice shall be promptly confirmed in writing by delivery of a Notice of Pro Rata Borrowing to Administrative Agent on the same date as the telephonic notice.

          Except as provided in subsection 2.10, a Notice of Pro Rata Borrowing (or telephonic notice in lieu thereof) shall be irrevocable, and the Applicable Borrower shall be bound to make a borrowing in accordance therewith unless such Borrower pays any amounts required to be paid pursuant to subsection 2.10C to compensate Lenders.

          E. EXTENSION OF COMMITMENT TERMINATION DATE. "CURRENT
COMMITMENT TERMINATION Date" shall initially mean July 10, 2001. So long as the Pro Rata Commitments hereunder shall remain in effect Company may, at its option, deliver to Administrative Agent, on any Business Day that is not less than 60 days nor more than 90 days prior to the Current Commitment Termination Date, an originally executed Notice of Request for Extension, signed by the chief executive officer, the chief financial officer or the treasurer of Company on behalf of Company and Subsidiary Borrowers, requesting an extension (the "PROPOSED EXTENSION") of the Current Commitment Termination Date for a period (the "EXTENSION PERIOD") of 364 days from the Current Commitment Termination Date, effective as of the then existing Current Commitment Termination Date (the "PROPOSED EXTENSION EFFECTIVE DATE"); PROVIDED that in the event Company fails to exercise such option to request a Proposed Extension, or in the event any Proposed Extension requested by Company does not become effective as hereinafter provided, then the Current Commitment Termination Date shall continue to be the existing Current Commitment Termination Date.

Administrative Agent shall promptly deliver to each Lender a copy of any Notice of Request for Extension delivered by Company to Administrative Agent.

          Within 30 days of delivery of the Notice of Request for Extension by Company (the "FIRST DETERMINATION DATE"), each Lender shall have the right, in its sole discretion, subject to the provisions of this subsection 2.1E, (i) to irrevocably consent to the Proposed Extension with respect to all of such Lender's Commitment by executing and delivering to Administrative Agent a counterpart of such Notice of Request for Extension or (ii) to reject the Proposed Extension with respect to all of such Lender's Commitment; PROVIDED that if a Lender has not replied in writing to Administrative Agent with respect to the Proposed Extension by the First Determination Date such Lender shall be deemed to have rejected the Proposed Extension. Promptly after the First Determination Date, Administrative Agent shall notify Company and Lenders as to whether or not each Lender has consented to the Proposed Extension.

          If one or more Lenders (each a "REJECTING LENDER") shall have rejected or shall be deemed to have rejected the Proposed Extension, then Company may request that the Pro Rata Commitment, Loans and all other rights and obligations of each Rejecting Lender under this Agreement (as to all Rejecting Lenders, collectively, the "REJECTING LENDER OBLIGATIONS") be purchased at par and/or assumed, as of the Proposed Extension Effective Date, by (i) one or more Lenders (each a "REMAINING LENDER" and collectively, "REMAINING LENDERS") that have consented to the Proposed Extension and/or (ii) one or more other Eligible Assignees (each a "NEW LENDER" and collectively, "NEW LENDERS"; Remaining Lenders and New Lenders being collectively referred to herein as "REPLACEMENT LENDERS") satisfactory to Company and Administrative Agent. Each prospective Replacement Lender requested by Company in writing to purchase at par and/or assume all or any portion of the Rejecting Lender Obligations shall have the right to accept or reject such request, in whole or in part, within 40 days of delivery of the Notice of Request for Extension by Company (the "SECOND DETERMINATION DATE"); PROVIDED that (a) if a prospective Replacement Lender has not replied in writing to Company with respect to such request by the Second Determination Date, such prospective Replacement Lender shall be deemed to have rejected such request and (b) in the event some or all of the prospective Replacement Lenders have accepted Company's request to purchase at par and/or assume all or any portion of the Rejecting Lender Obligations in an aggregate amount greater than the aggregate amount of the Rejecting Lender Obligations, Company and Administrative Agent may allocate the Rejecting Lender Obligations among such prospective Replacement Lenders in the exercise of their sole discretion.

          Anything contained in this subsection 2.1E to the contrary notwithstanding, any Proposed Extension shall become effective pursuant to this subsection 2.1E if, and only if, (i) all Lenders shall have consented to such Proposed Extension in accordance with the provisions of this subsection 2.1E or
(ii) if there are one or more Rejecting Lenders, then on or before the Second Determination Date one or more Replacement Lenders shall have agreed to purchase at par and/or assume, as of the Proposed Extension Effective Date, all of the Rejecting Lender Obligations in accordance with the provisions of this subsection 2.1E.

          If any Proposed Extension becomes effective in accordance with clause
(ii) of the immediately preceding paragraph then (i) within ten (10) days after the Second Determination Date, Company, each Rejecting Lender and each Replacement Lender shall execute and deliver to Administrative Agent counterparts of an assignment agreement, satisfactory in form and substance to Administrative Agent, pursuant to which Rejecting Lenders agree to sell and/or assign, and Replacement Lenders agree to purchase at par and/or assume, all of the Rejecting Lender Obligations as of the Proposed Extension Effective Date,
(ii) after receipt of such assignment agreement and any forms, certificates or other evidence with respect to United States federal income tax withholding matters and/or California income tax withholding matters that any New Lender may be required to deliver to Administrative Agent pursuant to subsection 2.11B or subsection 2.11C, as applicable, Administrative Agent shall (a) accept such assignment agreement by executing a counterpart thereof as provided therein and
(b) on the Proposed Extension Effective Date, record the information contained therein in the Register, and (iii) anything contained in this Agreement to the contrary notwithstanding, in order to facilitate the transactions contemplated by such assignment agreement, (a) during the period commencing on the Second Determination Date and ending on the Proposed Extension Effective Date, the Commitments shall not be voluntarily reduced by Company, (b) during the period commencing on the third Business Day immediately preceding the Proposed Extension Effective Date and ending on the Proposed Extension Effective Date, no Loans shall be requested or voluntarily prepaid by Company, (c) on the Proposed Extension Effective Date (1) Company shall pay to Administrative Agent, for distribution (as appropriate) to Lenders, all accrued and unpaid interest with respect to all Loans outstanding on the Proposed Extension Effective Date, and
(2) Company shall pay to Administrative Agent, for distribution (as appropriate) to Lenders, all accrued and unpaid commitment fees as of the Proposed Extension Effective Date, and (d) in the event any Loans of Rejecting Lenders outstanding on the Proposed Extension Effective Date are Offshore Rate Loans (the "REPLACED OFFSHORE RATE LOANS"), (1) Company shall pay to such Rejecting Lenders such amounts as would have been payable pursuant to subsection 2.6D if the Replaced Offshore Rate Loans had been prepaid by Company on the Proposed Extension Effective Date, and (2) the Replacement Lenders replacing such Rejecting Lenders shall be deemed to have made Offshore Loans in the same principal amount as the Replaced Offshore Rate Loans with Interest Periods commencing on the Proposed Extension Effective Date and ending on the last day of the Interest Periods of the Replaced Offshore Rate Loans.

2.2  BID RATE LOANS.

          A. Each Lender severally agrees that any Borrower may borrow Bid Rate Loans under this subsection 2.2 in Dollars from time to time on any Business Day during the period from the date hereof until the date occurring two days prior to the Commitment Termination Date in the manner set forth below; PROVIDED that, following the borrowing of each Bid Rate Loan, the Equivalent Amount in Dollars of the Total Utilization shall not exceed the Total Pro Rata Commitments then in effect.

          (i) Any Borrower may request one or more Bid Rate Loans under this subsection 2.2 by transmitting to Administrative Agent by telephone (promptly confirmed in writing by telecopy on the same date) notice of a Bid

          Rate Loan or Loans (a "NOTICE OF BID RATE BORROWING"), in substantially the form of EXHIBIT IV hereto, specifying the date and aggregate amount of the proposed Bid Rate Loan or Loans, the maturity date for repayment of such Bid Rate Loan or Loans, the interest payment date or dates relating thereto, and any other terms to be applicable to such Bid Rate Loan or Loans, not later than 10:00 A.M. (California time) at least one Business Day prior to the date of the proposed Bid Rate Loan; PROVIDED that no Notice of Bid Rate Borrowing may request that bids be made for Loans having more than three different maturities and, PROVIDED, FURTHER, that without the consent of Administrative Agent, Borrowers may deliver a Notice of Bid Rate Borrowing no more often than every third Business Day. Each Notice of Bid Rate Borrowing must request a Bid Rate Loan with a maturity of not less than seven (7) days or more than one hundred eighty-three (183) days and, in any case, with a maturity date which occurs before the second day prior to the Commitment Termination Date. Administrative Agent shall in turn promptly (but in no event later than 12:00 Noon (California time)) on the date of receipt of each Notice of Bid Rate Borrowing notify each Lender of each request for a Bid Rate Loan received by it from the Applicable Borrower by sending such Lender a copy of the related Notice of Bid Rate Borrowing.

          (ii) Each Lender may, if in its sole discretion it elects to do so, irrevocably offer (a "BID RATE OFFER") to make one or more Bid Rate Loans to the Applicable Borrower at a rate or rates of interest specified by such Lender, by delivering to Administrative Agent by telefacsimile a bid substantially in the form of EXHIBIT V hereto, before 8:00 A.M. (California time) on the date of such proposed Bid Rate Loan, and Administrative Agent shall give prompt notice thereof to such Borrower by telefacsimile, on the date of such proposed Bid Rate Loan, of the minimum amount and maximum amount of each Bid Rate Loan which such Lender would be willing to make (which amounts may, subject to the proviso to the first sentence of this subsection 2.2A, exceed such Lender's Pro Rata Commitment), the rate or rates of interest therefor expressed to the ninth decimal place or less for each such Bid Rate Loan and confirming the maturity date for such Bid Rate Loan as requested by the Applicable Borrower in the Notice of Bid Rate Borrowing; PROVIDED that if the Administrative Agent in its capacity as a Lender shall, in its sole discretion, elect to make any Bid Rate Offer, it shall notify the Applicable Borrower of such offer before 7:00 A.M. (California time) on the date of such proposed Bid Rate Loan. (iii) The Applicable Borrower shall, in turn, before 10:00 A.M. (California time) on the date of such proposed Bid Rate Loan, either

               (x) cancel such proposed Bid Rate Loan by giving Administrative Agent notice to that effect, or

               (y) accept one or more of the Bid Rate Offers (which acceptance shall be irrevocable) in its sole discretion, by giving notice to Administrative

          Agent of the amount of each Bid Rate Loan (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Applicable Borrower by Administrative Agent on behalf of such Lender for such Bid Rate Loan pursuant to paragraph (ii) above) to be made by each Lender (provided that the aggregate amount of such Bid Rate Loans shall not exceed the amount specified in the Notice of Bid Rate Borrowing delivered by the Applicable Borrower ), and reject any remaining Bid Rate Offers by giving Administrative Agent notice to that effect; PROVIDED that acceptance of Bid Rate Offers may only be made on the basis of ascending rates for Bid Rate Loans of the same type and duration for up to the maximum amounts offered by Lenders; and PROVIDED FURTHER that if Bid Rate Offers are made by two or more Lenders for the same type of Bid Rate Loan for the same duration and with the same rate of interest, in an aggregate amount which is greater than the amount requested, such offers shall be accepted on a pro rata basis based on the maximum amounts offered by such Lenders at such rate of interest.

          (iv) If the Applicable Borrower notifies Administrative Agent that such proposed Bid Rate Loan is cancelled pursuant to paragraph
          (iii)(x) above or if the Applicable Borrower rejects any offers made by Lenders pursuant to paragraph (iii)(y) above, Administrative Agent shall give prompt notice thereof to the Lenders or affected Lenders, as the case may be, and in the case of a cancellation, such Bid Rate Loan shall not be made.

          (v) If the Applicable Borrower accepts one or more of the Bid Rate Offers, Administrative Agent shall in turn promptly notify (A) each Lender that has made a Bid Rate Offer, of the date and aggregate amount of such Bid Rate Loan and whether or not any Bid Rate Offer or Bid Rate Offers made by such Lender have been accepted by the Applicable Borrower, and (B) each Lender that is to make a Bid Rate Loan, of the amount of each Bid Rate Loan to be made by such Lender. Promptly after each borrowing of Bid Rate Loans, Administrative Agent will notify each Lender of the aggregate amount of such Bid Rate Loans, and the dates upon which such Bid Rate Loans commenced and will terminate. Each Lender that is to make a Bid Rate Loan shall make the proceeds of its Bid Rate Loan available to the Applicable Borrower in accordance with and subject to the terms and conditions set forth or referred to in subsection 2.4.

          B. Each Bid Rate Loan shall be in an aggregate amount not less than $1,000,000 or any integral multiple in excess thereof.

          C. Within the limits and on the conditions set forth in this subsection 2.2, Borrowers may from time to time borrow under this subsection 2.2, repay or prepay pursuant to subsection D. below, and reborrow under this subsection 2.2, and more than one Bid Rate Loan may be made on a Business Day.

          D. The Applicable Borrower shall repay to each Lender that has made a Bid Rate Loan, on the maturity date of such Bid Rate Loan (such maturity date being that specified by the Applicable Borrower for repayment of such Bid Rate Loan in the related Notice of Bid Rate Borrowing pursuant to the terms hereof) the then unpaid principal amount of such Bid Rate Loan pursuant to subsection 2.8B. No Borrower shall have any right to prepay any principal amount of any Bid Rate Loan except (i) such prepayments as are on the terms specified by the Applicable Borrower for such Bid Rate Loan in the related Notice of Bid Rate Borrowing or (ii) with the consent of the Lender making such Bid Rate Loan.

          E. Pursuant to subsection 2.8B, the Applicable Borrower shall pay interest to each Lender that has made a Bid Rate Loan on the unpaid principal amount of such Bid Rate Loan from the date of such Bid Rate Loan to the date the principal amount of such Bid Rate Loan is repaid in full, at the rate of interest specified by the Lender making such Bid Rate Loan in its Bid Rate Offer, payable on the interest payment date or dates specified by the Applicable Borrower for such Bid Rate Loan in the related Notice of Bid Rate Borrowing; PROVIDED that any principal amount of any Bid Rate Loan which is not paid when due (whether at stated maturity, by acceleration or otherwise) and any interest payment on Bid Rate Loans not paid hereunder when due, in each case, shall bear interest from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal to 2% per annum above the Base Rate in effect from time to time.

2.3  [INTENTIONALLY RESERVED].

2.4  DISBURSEMENT OF FUNDS.

Promptly after receipt of a Notice of Pro Rata Borrowing denominated in Dollars pursuant to subsection 2.1 (or telephonic notice in lieu thereof) and in any event on the Business Day such notice is received, Administrative Agent shall notify each Lender of the proposed Borrowing. Promptly after receipt of a Notice of Pro Rata Borrowing denominated in an Offshore Currency pursuant to subsection
2.1 (or telephonic notice in lieu thereof) and in any event on the Business Day such notice is received, Administrative Agent shall promptly notify each Lender and the Applicable Borrower of the aggregate amount of the proposed Borrowing, Conversion or Continuation in such Offshore Currency, the aggregate Equivalent Amount of such Borrowing, Conversion or Continuation in Dollars and the applicable Spot Rate used by Administrative Agent to determine such Equivalent Amount. If any Lender notifies Administrative Agent prior to the time specified by this Agreement for setting the interest rate for an Offshore Currency Loan in a requested Offshore Currency that such Lender has used all reasonable means to fund an Offshore Currency Loan in the requested Offshore Currency and that it cannot do so, the Notice of Pro Rata Borrowing relating to such requested Offshore Currency Loan shall be deemed withdrawn. Administrative Agent shall promptly notify the Applicable Borrower of any such notice received from a Lender. Each Lender shall make same day funds for its Pro Rata Loan available to Administrative Agent on the Funding Date in the currency of such Pro Rata Loan (or, with the consent of Administrative Agent and the Applicable Borrower, in each instance, the Equivalent Amount in Dollars of the applicable Offshore Currency) to Administrative Agent's Account not later than 11:00 A.M. (California time). Upon satisfaction or waiver of the conditions precedent specified in Section 3 (including, without limitation, subsection 3.2B, if applicable),

Administrative Agent shall make the proceeds of such Pro Rata Loans available to the Applicable Borrower on such Funding Date in like funds as received by Administrative Agent from Lenders, by causing such same day funds equal to the proceeds of all such Loans received by Administrative Agent to be credited to the account of the Applicable Borrower at that office of Administrative Agent where Administrative Agent's Account is located on such Funding Date. In the case of Bid Rate Loans, upon satisfaction or waiver of the conditions precedent specified in Section 3 (including, without limitation, subsection 3.2B to the extent applicable), the applicable Lender shall make the proceeds of its Bid Rate Loan available to the Applicable Borrower on the Funding Date, by causing an amount of same day funds equal to the proceeds of such Loan to be credited to the account of the Applicable Borrower at that office of Administrative Agent where Administrative Agent's Account is located on such Funding Date.

          The acceptance by the Applicable Borrower of any proceeds of any Loan which results in an increase in the Equivalent Amount in Dollars of the Total Utilization shall be deemed to constitute a representation to the Lenders that the conditions to funding set forth herein are satisfied on and as of the applicable Funding Date.

          Unless Administrative Agent shall have been notified by any Lender prior to the Funding Date of any Pro Rata Loan that such Lender does not intend to make available to Administrative Agent that Lender's Pro Rata Loan requested on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent, in its sole discretion, may, but shall not be obligated to, make available to the Applicable Borrower a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by that Lender on the Funding Date, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, which interest shall accrue at the Federal Funds Rate for the first five days and thereafter at the Base Rate in effect from time to time (beginning on and including the date of such borrowing). If that Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify the Applicable Borrower, and the Applicable Borrower shall immediately pay such corresponding amount to Administrative Agent together with interest accrued thereon at the applicable rate for the Loan made on such Funding Date. Nothing in this subsection 2.4 shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights which any Borrower may have against any Lender as a result of any default by that Lender hereunder.

2.5  LOAN ACCOUNTS AND REGISTER.

          A. LOAN ACCOUNTS. Each Lender shall maintain in accordance with its usual practice an account or accounts (a "LOAN ACCOUNT") evidencing the indebtedness of each Borrower to such Lender for each Pro Rata Loan and Bid Rate Loan made by it, including the amount of principal and interest payable and paid to such Lender from time to time hereunder, and the applicable currency of each such Loan. Failure to make any notation, or any error therein, in a Loan Account shall not affect any Borrower's Obligations to such

Lender. Each Borrower agrees that if, in the opinion of any Lender, a promissory note or other evidence of debt is required or appropriate to reflect or enforce any Loans outstanding to or to be made by such Lender to such Borrower, then such Borrower shall promptly execute and deliver to such Lender one or more promissory notes payable to such Lender to evidence the Pro Rata Loans and/or Bid Rate Loans of such Borrower that are outstanding to such Lender under this Agreement from time to time. If any notes are issued hereunder, Administrative Agent and Borrowers may treat the payee of that note as the owner of such note for all purposes until an Assignment and Acceptance Agreement shall have been filed with Administrative Agent and recorded in the Register; PROVIDED, HOWEVER, that the entries made in the Register shall be controlling in the event of a conflict.

          B. REGISTER. Administrative Agent shall maintain at its address referred to in subsection 9.7 hereof a register (the "REGISTER") in which it shall record the names and addresses of Lenders, each Lender's Pro Rata Share of the Commitments, the date and amount of each Pro Rata Loan made hereunder and the amount of any payment received by Administrative Agent hereunder and each Lender's share thereof, and the applicable currency of such Loan, and, to the extent Administrative Agent has received notice thereof from the Applicable Borrower and the applicable Lender, the date and amount of each Bid Rate Loan and the amount of any payment thereon received by the applicable Lender. Failure to make any such recordation, or any error therein, shall not affect any Borrower's Obligations.

          C. PROMISE TO REPAY; ENTRIES BINDING. Each Borrower hereby severally agrees to pay when due all Obligations of such Borrower hereunder. The entries made in the Register and each Loan Account shall be conclusive and binding for all purposes, absent manifest error. In case of a conflict between the entries made in the Register and the entries made in any Loan Account, the entries made in the Register shall be controlling, absent manifest error. Borrowers, Administrative Agent and Lenders may treat each Person listed as a Lender in the Register as the owner of the corresponding Loan listed therein and as a Lender hereunder for all purposes of this Agreement unless and until an Assignment and Acceptance Agreement shall have become effective in accordance with subsection 9.2C; PROVIDED, HOWEVER, that the entries made in the Register shall be controlling in the event of a conflict, absent manifest error. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, transferee or assignee of the corresponding Loan. The Register shall be available for inspection by any Borrower or any Lender at any reasonable time during Administrative Agent's normal business hours upon reasonable prior notice.

2.6  INTEREST ON THE LOANS.

          A. RATES OF INTEREST.

          (i) PRO RATA LOANS. Each Pro Rata Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Offshore Rate, as the case may be; PROVIDED that Borrowers hereby agree and acknowledge that Pro Rata Loans made by Lenders on the Closing

          Date shall be denominated in Dollars, shall bear interest at the Offshore Rate PLUS the Applicable Offshore Rate Margin, and shall have an Interest Period of one month which shall terminate on the Initial Interest Period Termination Date. The applicable basis for determining the rate of interest with respect to any Pro Rata Loan shall be selected by the Applicable Borrower initially at the time a Notice of Pro Rata Borrowing is given with respect to such Pro Rata Loan. The basis for determining the interest rate with respect to any Pro Rata Loan may be changed from time to time pursuant to subsection 2.6D. If on any day a Pro Rata Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Pro Rata Loan shall bear interest determined by reference to the Base Rate.

               Subject to subsection 2.6E, Pro Rata Loans shall bear interest through maturity (whether by acceleration or otherwise) at a per annum rate equal to the Base Rate in effect from time to time or at a per annum rate equal to the sum of the Offshore Rate for each Interest Period therefor PLUS the Applicable Offshore Rate Margin.

          (ii) BID RATE LOANS. Each Bid Rate Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined pursuant to subsection 2.2.

          B. INTEREST PERIODS. In connection with each Offshore Rate Loan, the Applicable Borrower, by giving notice as set forth in subsection 2.1 or 2.6D, shall elect an interest period (each an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be a period of 1, 2, 3 or 6 months; PROVIDED, that:

          (i) the Interest Period for any Loan shall commence on the Funding Date in respect of such Loan, or on the date specified in the applicable Notice of Conversion/Continuation;

          (ii) in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

          (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; PROVIDED that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.6B, end on the last Business Day of a calendar month;

          (v) no Interest Period shall extend beyond the Commitment Termination Date; and

          (vi) in the event the Applicable Borrower fails to specify an Interest Period for any Offshore Rate Loan in the applicable Notice of Pro Rata Borrowing or Notice of Conversion/Continuation, the Applicable Borrower shall be deemed to have selected an Interest Period of one month.

          C. INTEREST PAYMENTS. Subject to subsection 2.6E, interest shall be payable by each Borrower on the Loans made to it as follows:

          (i) interest on each Base Rate Loan shall be payable in arrears (a) quarterly on the last Business Day of each December, March, June and September, beginning September, 2000; and (b) at maturity (whether by acceleration or otherwise);

          (ii) interest on each Offshore Rate Loan shall be payable in arrears
          (a) on the last day of each Interest Period applicable to such Loan and, in the case of each Interest Period of longer than 3 months, throughout such Interest Period on each day that occurs three (3) months from the first day of such Interest Period; and (b) at maturity (whether by acceleration or otherwise); and

          (iii) interest on each Bid Rate Loan shall be payable at maturity (whether by acceleration or otherwise) and at such other times as is specified by the Applicable Borrower in the Notice of Bid Rate Borrowing with respect to such Bid Rate Loan.

Each such date on which an interest payment is due hereunder with respect to a Loan is herein referred to as an "INTEREST PAYMENT DATE" for such Loan.

          D. CONVERSION OR CONTINUATION OF LOANS. Subject to the provisions of subsection 2.10B, each Borrower shall have the option (A) as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of any Offshore Rate Loans, to convert any such Loans in whole without regard to any minimum amount or in part subject to the limitations described herein (i) to Base Rate Loans in a minimum amount equal to $500,000 or integral multiples of $100,000 in excess thereof, (ii) to Offshore Rate Loans denominated in Dollars in a minimum amount equal to $5,000,000 or integral multiples of $1,000,000 in excess thereof, and (iii) to Offshore Currency Loans in a minimum amount equal to 1,000,000 units of the applicable Offshore Currency or integral multiples of 500,000 units of the applicable Offshore Currency in excess thereof; or (B) as of the last day of any Interest Period applicable to an Offshore Rate Loan, to continue all of such Offshore Rate Loan without regard to any minimum amount or any portion of that and all other Offshore Rate Loans denominated in the same currency and having Interest Periods expiring on such day in a minimum amount equal to (i) $5,000,000 or integral multiples of $1,000,000 in excess thereof, in the case of Offshore Rate Loans denominated in Dollars and (ii) 1,000,000 units of the applicable Offshore Currency or integral multiples of 500,000 units of the applicable Offshore Currency in excess thereof, in the case of Offshore Currency Loans; PROVIDED, that if at any time the principal amount of any Offshore Rate Loan is reduced by mandatory prepayment or conversion in part thereof, and the remaining amount is less than the minimum amounts set forth above, such remaining amount of such Offshore Rate Loan shall automatically convert to a Base Rate Loan until such time as such Offshore Rate Loan, when combined with any other outstanding Base Rate Loans, shall be sufficient to permit the Applicable Borrower to convert such Offshore Rate Loan to, and continue such Offshore Rate Loan as, an Offshore Rate Loan in any of the minimum amounts set forth above.

          The Applicable Borrower shall deliver a Notice of Conversion/Continuation to Administrative Agent no later than (i) 9:00 A.M. (California time) at least three (3) Business Days in advance of the proposed conversion date in the case of Conversion to Base Rate Loans, (ii) 9:00 A.M. (California time) at least three (3) Business Days in advance of the proposed conversion/continuation date in the case of Conversion to or Continuation of Offshore Rate Loans denominated in Dollars, and (iii) 9:00 A.M. (California time) at least four (4) Business Days in advance of the proposed conversion/continuation date in the case of Conversion to or Continuation of Offshore Currency Loans. A Notice of Conversion/ Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount and type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation, (iv) the requested Interest Period, if any, and (v) in the case of conversions into Offshore Rate Loans, the applicable currency. In lieu of delivering the above-described Notice of Conversion/Continuation, the Applicable Borrower may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation (and the information required by a Notice of Conversion/Continuation) under this subsection 2.6D; PROVIDED that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date.

          If for any reason an Offshore Rate Loan remains outstanding beyond the expiration of the Interest Period therefor (including any conversion/continuation periods with respect thereto), such Loan shall be continued as a Base Rate Loan.

          Administrative Agent shall not incur any liability to any Borrower in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of the Applicable Borrower or for otherwise acting in good faith under this subsection 2.6D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice the Applicable Borrower shall have effected a conversion or continuation, as the case may be, hereunder.

          Except as otherwise provided in subsection 2.10B, a Notice of Conversion/Continuation (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the Applicable Borrower shall be bound to effect a conversion or continuation in accordance therewith, unless the Applicable Borrower pays such amounts as required under subsection 2.10C to compensate Lenders.

          E. POST MATURITY INTEREST. Any principal payments on Pro Rata Loans not paid when due, any interest payments on Pro Rata Loans owed hereunder not paid when due and any payments of fees and other amounts owed hereunder not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest payable by the Applicable Borrower (in the case of payments of principal or interest or other amounts relating to specific Loans) or Company (in the case of all other such amounts) on demand at a rate (the "POST MATURITY RATE") that is, in the case of such principal or interest payment, 2% per annum in excess of the interest rate (including the Applicable Offshore Rate Margin, if applicable) otherwise payable under this Agreement with respect to such Loans and, in the case of such fees and other amounts, 2% per annum in excess of the interest rate payable under this Agreement with respect to Base Rate Loans.

          F. COMPUTATION OF INTEREST. Interest on the Base Rate Loans shall be computed on the basis of a 365 or 366-day year, as applicable, and interest on all other Loans shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan (or any de facto loan from Administrative Agent to a Lender pursuant to subsection 2.4), the date of the making of such Loan (or such de facto loan) or the first day of an Interest Period applicable to such Loan or, with respect to a Loan being converted from another Loan, the date of conversion of such Loan shall be included, and the date of payment of such Loan (or such de facto loan) or the expiration date of an Interest Period applicable to such Loan or, with respect to a Loan which will be converted to another Loan, the date of conversion of such Loan shall be excluded; PROVIDED that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

          G. INCREASED CAPITAL. If after the date hereof any Lender determines that either (i) any law, order or regulation regarding capital adequacy or any change in the interpretation or administration of any such law, order or regulation by any governmental authority charged with the interpretation or administration thereof, or (ii) compliance with any guideline or request regarding capital adequacy made by or issued from any such governmental authority has or would have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender as a result of or based upon the existence of such Lender's Pro Rata Commitment and other commitments of such type, then Company shall from time to time, within 15 Business Days after written notice and demand by such Lender (each such Lender, an "AFFECTED LENDER") (with a copy of such notice and demand to Administrative Agent), pay to such Lender additional amounts sufficient to compensate such Lender or other corporation for its increased costs attributable to such increase in capital in light of such circumstances commencing on and after the ninetieth day following the date of such demand to the extent that such Lender reasonably determines such increased costs to be allocable to the existence of such Lender's Pro Rata Commitment. A certificate as to such amounts providing reasonable detail to Company regarding the manner in which the amount of any payment requested by it pursuant to the provisions of this subsection 2.6G has been determined, shall be submitted to Company and Administrative Agent by such Lender. No Lender shall have the right to collect payments from Company pursuant to this subsection 2.6G unless it is the policy of such Lender, at the time of such collection, to collect similar payments from borrowers (if any) who are similarly situated as Company, including, without limitation, with respect to credit standing, in connection with credit facilities similar to those made available pursuant to this Agreement, where the documents governing such credit facilities establish the right of such Lender to collect such payments.

          In the event Company receives a notice from an Affected Lender pursuant to this subsection 2.6G, Company may, within 90 days after the date such notice is given and so long as such notice shall not have been terminated by such Affected Lender and no Event of Default shall have occurred and be continuing, elect to terminate such Affected Lender as a party to this Agreement; PROVIDED, that concurrently with such termination, (i) Company shall pay to such Affected Lender all interest and fees and other amounts (including without limitation amounts owed under this subsection 2.6G) owed to such Affected Lender through such date of termination and (ii) another financial institution that is an Eligible Assignee shall purchase for cash the Loans of the Affected Lender and shall have agreed to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date pursuant to an Assignment and Acceptance Agreement that shall have become effective pursuant to subsection 9.2B.

2.7  FEES.

          A. FACILITY FEE. For the period commencing on the Closing Date to but excluding the Commitment Termination Date, Company agrees to pay to Administrative Agent for the benefit of each Lender a per annum fee (the "FACILITY FEE"), payable quarterly in arrears on the last Business Day of each December, March, June and September, commencing September, 2000, and on the Commitment Termination Date in an amount equal to the product of (i) the actual daily amount of such Lender's Pro Rata Commitment in effect (without regard to the amount of Loans outstanding) during the period for which such payment is to be made TIMES (ii) a rate per annum equal to the Applicable Facility Fee Percentage for each such day, calculated on the basis of a 360-day year and the actual number of days in the applicable period.

          B. UTILIZATION FEE. For the period commencing on the Closing Date to but excluding the Commitment Termination Date, Company agrees to pay to Administrative Agent for distribution to each Lender PRO RATA on the basis of its Pro Rata Share, a utilization fee (the "UTILIZATION FEE") in an amount equal to (i) the product of .125% per annum times the actual daily outstanding principal amount of Loans (excluding outstanding Bid Rate Loans) on each day that the aggregate principal amount of Loans (excluding outstanding Bid Rate Loans) equals or exceeds 33% (but is less than 67%) of the Total Pro Rata Commitments and (ii) the product of .25% per annum TIMES the actual daily outstanding principal amount of Loans (excluding outstanding Bid Rate Loans) on each day that the aggregate principal amount of Loans (excluding outstanding Bid Rate Loans) equals or exceeds 67% of the Total Pro Rata Commitments. The Utilization Fee shall be payable quarterly in arrears on the last Business Day of each December, March, June and September, commencing September, 2000. The Utilization Fee shall be calculated quarterly in arrears and shall accrue at all times, including at any time during which one or more conditions in Section 3 are not met.

          C. FEES TO ADMINISTRATIVE AGENT. Company agrees to pay to Administrative Agent such fees in the amounts and at the times separately agreed upon between Company and Administrative Agent.

2.8 PREPAYMENTS AND REDUCTIONS IN COMMITMENTS; GENERAL PROVISIONS REGARDING PAYMENTS.

          A. PREPAYMENTS AND REDUCTIONS IN COMMITMENTS.

          (i) VOLUNTARY PREPAYMENTS. Any Borrower may, at any time and from time to time prepay any Pro Rata Loans on any Business Day in full or ratably in part without penalty; PROVIDED, that prepayments in part of
          (a) Base Rate Loans shall be in an aggregate minimum principal amount of $500,000 and integral multiples of $100,000 in excess thereof, (b) Offshore Rate Loans denominated in Dollars shall be in an aggregate minimum principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof, and (c) Offshore Currency Loans shall be in an aggregate minimum principal amount of 1,000,000 units of the applicable Offshore Currency and integral multiples of 500,000 units of the applicable Offshore Currency in excess thereof. The Applicable Borrower shall deliver a notice of prepayment to be received by Administrative Agent not later than (i) 10:00 A.M. (California time) on the prepayment date if the Loans to be prepaid are Base Rate Loans,
          (ii) 10:00 A.M. (California time) at least three (3) Business Days in advance of the prepayment date if the Loans to be prepaid are Offshore Rate Loans denominated in Dollars, and (iii) 10:00 A.M. (California time) at least four (4) Business Days in advance of the prepayment date if the Loans to be prepaid are Offshore Currency Loans. No Borrower may voluntarily prepay any Bid Rate Loan except (i) with the consent of the Lender making such Loan or (ii) on the basis specified by the Applicable Borrower in the Notice of Bid Rate Borrowing relating thereto.

          (ii) VOLUNTARY REDUCTIONS OF COMMITMENTS. Company may at any time and from time to time, by delivery of notice to Administrative Agent not later than 10:00 A.M. (California time) at least three (3) Business Days in advance of the termination or reduction date, terminate in whole without regard to any minimum amount with respect thereto or permanently reduce in part, without premium or penalty, the Total Pro Rata Commitments in an amount up to the amount by which the Total Pro Rata Commitments exceed the Equivalent Amount in Dollars of the Total Utilization at the time of such proposed termination or reduction; PROVIDED that any such partial reduction of the Commitments shall be in an aggregate minimum of $5,000,000 and integral multiples of $1,000,000 in excess of that amount. Company's notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Commitments shall be effective on the date specified in Company's notice and shall reduce the Pro Rata Commitment of each Lender proportionately to its Pro Rata Share.

          (iii) PREPAYMENTS DUE TO CURRENCY FLUCTUATION. Borrowers shall on the Currency Settlement Date with respect to an Offshore Currency Loan, prepay their respective Pro Rata Loans to the extent necessary so that the aggregate outstanding principal amount of the Equivalent Amount in Dollars of the Loans shall not at any time exceed the Total Pro Rata Commitments then in effect.

          (iv) GENERAL PROVISIONS REGARDING PREPAYMENTS. All prepayments shall include payment of accrued interest on the principal amount being prepaid. Any Offshore Rate Loan which is prepaid prior to the end of any Interest Period applicable thereto shall be accompanied by payment of any amounts required pursuant to subsection 2.10C, except as set forth in subsection 2.10B(i).

          B. MANNER AND TIME OF PAYMENT. All payments by Borrowers of principal and interest shall be made in same days funds in the currency of the Loan being paid (or, with the consent of Administrative Agent in each instance, the Equivalent Amount in Dollars of the applicable Offshore Currency). All fees and other Obligations hereunder shall be made in Dollars in same day funds. All payments by Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. All payments shall be delivered to Administrative Agent by deposit to Administrative Agent's Account, not later than 12:00 Noon (California time) on the date due for the account of the applicable Lender or Lenders. Funds received after the required time on the due date shall be deemed to have been paid by Company, DFFI or Solvest, as the case may be, on the next succeeding Business Day.

          C. APPORTIONMENT OF PAYMENTS. Subject to the second paragraph of this subsection 2.8C, (i) aggregate principal and interest payments in respect of Pro Rata Loans shall be apportioned among all outstanding Pro Rata Loans to which such payments relate, FIRST, as to interest ratably in accordance with the respective accrued and unpaid amounts of such interest, and SECOND, as to principal ratably in accordance with the respective outstanding amounts of such principal, and (ii) all principal and interest payments in respect of any Bid Rate Loans shall be apportioned ratably among Lenders making such Bid Rate Loans in accordance with the respective outstanding principal amounts of, and the respective interest rates applicable to, such Bid Rate Loans. Administrative Agent shall promptly (and if practicable on the same Business Day as payments are received) distribute to each Lender at its primary address set forth on
SCHEDULE 2.1 attached hereto (or set forth in Section 13 of the applicable Assignment and Acceptance Agreement), or at such other address as any Lender may request by notice to Administrative Agent in accordance with the terms of this Agreement, its share of all such payments received by Administrative Agent on behalf of such Lender when received by Administrative Agent. Notwithstanding the foregoing provisions of this subsection 2.8C, if, pursuant to the provisions of subsection 2.10B(ii) any Notice of Pro Rata Borrowing or Notice of Conversion/Continuation is withdrawn as to any

Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of Offshore Rate Loans or if any Loan of an Affected Lender is converted into a Base Rate Loan, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

          ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY NOTWITHSTANDING, UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF ANY EVENT OF DEFAULT SPECIFIED IN SUBSECTION 7.1 OR AFTER THE ACCELERATION OF THE MATURITY OF THE LOANS AND THE OTHER AMOUNTS REFERRED TO IN SECTION 7 OR TERMINATION OF THE PRO RATA COMMITMENTS, ALL PAYMENTS BY ANY BORROWER RELATING TO THE LOANS AND THE OTHER OBLIGATIONS OF SUCH BORROWER SHALL BE MADE TO ADMINISTRATIVE AGENT FOR THE ACCOUNT OF LENDERS AND ALL AMOUNTS RECEIVED BY ADMINISTRATIVE AGENT WHICH ARE TO BE APPLIED TO THE PAYMENT OF THE OBLIGATIONS OF SUCH BORROWER SHALL BE DISTRIBUTED TO LENDERS IN SUCH A MANNER THAT EACH LENDER RECEIVES ITS PROPORTIONATE SHARE OF SUCH AMOUNTS BASED ON THE OUTSTANDING PRINCIPAL AMOUNTS OF ALL LOANS OF SUCH BORROWER THEN OUTSTANDING AND (SUBJECT TO THE LAST SENTENCE OF THE FIRST PARAGRAPH OF THIS SUBSECTION 2.8C), THE AMOUNT OF ALL OTHER OBLIGATIONS OF SUCH BORROWER THEN PAYABLE.

          D. PAYMENTS ON NON-BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or under any note issued hereunder and of the fees hereunder; PROVIDED, HOWEVER, that if the day on which payment relating to an Offshore Rate Loan is due is not a Business Day but is a day of the month after which no further Business Day occurs in that month, then the due date thereof shall be the next preceding Business Day.

2.9  USE OF PROCEEDS.

          A. LOANS. The proceeds of the Loans shall be used by Borrowers for general corporate purposes of Company, its Subsidiaries and its Affiliates, which for purposes of this Agreement shall be deemed to include, by way of example but not limitation, working capital, repayment of other indebtedness of Company and its Subsidiaries, the payment of Pro Rata Loans and Bid Rate Loans, financing acquisitions, and payment of dividends on, and repurchasing common stock of, Company.

          B. MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.10 SPECIAL PROVISIONS GOVERNING OFFSHORE RATE LOANS.

     Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Offshore Rate Loans as to the matters covered:

     A. DETERMINATION OF APPLICABLE INTEREST RATE. As soon as practicable on each Interest Rate Determination Date for an Offshore Rate Loan, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Offshore Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Applicable Borrower and each applicable Lender.

     B.   RATE NOT ASCERTAINABLE, INCREASED COSTS AND ILLEGALITY.

          (i) In the event of a reasonable determination, which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto:

               (a) by Administrative Agent on any Interest Rate Determination Date for any Interest Period that, by reason of any changes arising on or after the date of this Agreement affecting the offshore interbank market or affecting the position of Administrative Agent (or its applicable offshore lending office) in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Offshore Rate or deposits in Dollars or the applicable Offshore Currency are not being offered to first class banks in the applicable offshore interbank market with maturities comparable to the Interest Period of, and in amounts comparable to, the applicable Offshore Rate Loans; or

               (b) by any Lender at any time, that such Lender has incurred or shall incur increased costs or reductions in the amounts or in the rate of return received or receivable hereunder with respect to any Loan in an amount determined by such Lender to be material because of
          (x) any change since the date of this Agreement in any applicable law, governmental rule, regulation, guideline or order (or in the interpretation or administration thereof and including the adoption of any new law or governmental rule, regulation, guideline or order) (such as, for example, but not limited to, a change in official reserve requirements, but in all events excluding such reserve and other requirements with respect to Offshore Rate Loans that are reflected in the definition of Offshore Rate), or (y) in the case of a Offshore Rate Loan, any other circumstances affecting such Lender or the applicable offshore market or the position of such Lender in such market; or

               (c) by any Lender at any time, that the making or continuance of any Loan has become unlawful as a result of compliance by such Lender in good faith with any law, governmental rule, regulation, guideline or order, or has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the applicable offshore interbank market;

     then, and in any such event, such Administrative Agent or such Lender (Administrative Agent or Lender, an "AFFECTED LENDER"), as applicable, on such date may give notice (by telephone, confirmed in writing) to each Borrower and to Administrative Agent (but only with respect to clauses (b) and (c) in the case of such notice to Administrative Agent) of such determination (which notice Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter, (x) in the case of clause (a) above, Offshore Rate Loans (or, if the applicable Offshore Currency are not being offered to first class banks as described in clause (a), then Offshore Rate Loans denominated in such Offshore Currency) shall no longer be available until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist, and any Notice of Borrowing or Notice of Conversion/Continuation given by the Applicable Borrower with respect to such Offshore Rate Loans or such Offshore Rate Loans denominated in such Offshore Currency, as the case may be, which have not yet been made, converted or continued shall be deemed rescinded by the Applicable Borrower, (y) in the case of clause (b) above, the Applicable Borrower shall pay to such Affected Lender, within 15 Business Days of written demand therefor together with a statement showing the basis for the calculation thereof, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Affected Lender in its discretion shall reasonably determine) as shall be required to compensate such Affected Lender for such increased costs or reductions in amounts receivable hereunder incurred or suffered by such Affected Lender at any time commencing on and after the ninetieth day following the date of its written notice pursuant to this subsection 2.10B; PROVIDED, HOWEVER, that the Affected Lender shall not have the right to collect payments from any Borrower pursuant to this subsection 2.10B unless it is the policy of such Affected Lender, at the time of such collection, to collect similar payments from borrowers (if any) who are similarly situated as Company, including, without limitation, with respect to credit standing, in connection with credit facilities similar to those made available pursuant to this Agreement, where the documents governing such credit facilities establish the right of such Lender to collect such payments. Thereafter, the Applicable Borrower may convert each outstanding Offshore Rate Loan then outstanding of such Affected Lender, upon at least three (3) Business Days' notice to Administrative Agent and such Affected Lender, into a Base Rate Loan (PROVIDED no Borrower shall be required to pay any amounts under subsection 2.10C as a result thereof), which new Loan shall, notwithstanding any provision in this Agreement to the contrary, have the same Interest Period as the Offshore Rate Loan converted, and with respect to Offshore Rate Loans to be made on or after the date of such notice, from and after the date which is three (3) Business Days after Administrative Agent and such Affected Lender receive notice from the Applicable Borrower of its election to so require, such Lender shall make a Loan, as part of any requested borrowing of Offshore Rate Loans, as a Base Rate Loan, which Base Rate Loan shall, for all purposes, have the same Interest Period as the Offshore

     Rate Loans made by other Lenders on such Funding Date, and (z) in the case of clause (c) above, the Applicable Borrower shall take one of the actions specified in subsection 2.10B(ii) as promptly as possible and, in any event, within the time period required by law.

     In the event any Borrower receives a notice from an Affected Lender pursuant to this subsection 2.10B, Company may, within 90 days after the date such notice is given and so long as such notice shall not have been terminated by such Affected Lender and no Event of Default shall have occurred and be continuing, elect to terminate such Affected Lender as a party to this Agreement; PROVIDED, that concurrently with such termination,
     (i) each Borrower shall pay to such Affected Lender all interest and fees and other amounts (including without limitation amounts owed under this subsection 2.10B) owed to such Affected Lender by such Borrower through such date of termination and (ii) another financial institution that is an Eligible Assignee shall purchase for cash the Loans of the Affected Lender and shall have agreed to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date pursuant to an Assignment and Acceptance Agreement that shall have become effective pursuant to subsection 9.2B.

     (ii) Upon the giving of notice by an Affected Lender referred to in subsection 2.10B(i)(c), Borrowers' rights to request of such Affected Lender and such Lender's obligation to make Offshore Rate Loans shall be immediately suspended to the extent specified in such Affected Lender's notice, and (a) with respect to Offshore Rate Loans to be made on or after the date of such notice, such Lender shall make a Loan, as part of any requested borrowing of Offshore Rate Loans, as a Base Rate Loan, which Base Rate Loan shall, for all purposes, have the same Interest Period as the Offshore Rate Loans made by other Lenders on such Funding Date, and (b) with respect to Offshore Rate Loans then outstanding, the Applicable Borrower shall, upon at least 3 Business Days' notice to Administrative Agent and the Affected Lender (unless a shorter time period is required by law, in which case such notice shall be given within the time period required by law), convert each such Loan into a Base Rate Loan, which new Loan shall, notwithstanding any provision in this Agreement to the contrary, have the same Interest Period as the Offshore Rate Loan so converted; PROVIDED, that in each case: (i) each Lender agrees (to the extent consistent with internal policies) to designate a different applicable lending office for Offshore Rate Loans if such designation would avoid the illegality described in subsection 2.10B(i)(c), but only so long as such designation would not result in any additional costs, expenses or risks to such Lender that are not reimbursed by Borrowers pursuant hereto and would not, in the judgment of such Lender, affect any certification delivered by it pursuant to subsection 2.11 hereof or be otherwise disadvantageous to such Lender, and Company hereby agrees to pay all reasonable expenses incurred by any Lender in utilizing another lending office of such Lender pursuant to this clause (i); and (ii) in the event that such Affected Lender determines at any time following its giving of such notice that such Affected Lender may lawfully make Offshore Rate Loans of any type referred to in such notice, such Affected Lender shall promptly give notice (by telephone confirmed in writing) to Administrative Agent and Company (which notice Administrative Agent shall promptly transmit to each

     Lender) of that determination, whereupon Borrowers' rights to request of such Lender and such Lender's obligation to make Offshore Rate Loans of such type shall be restored.

     C. COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. Each Borrower shall compensate each Lender within 10 Business Days following receipt of a reasonable written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Offshore Rate Loans to such Borrower and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Offshore Rate Loan by such Borrower does not occur on a date specified therefor by it in the applicable Notice of Borrowing (or any telephonic request therefor), or a Conversion to or Continuation of any Offshore Rate Loan of such Borrower does not occur on a date specified therefor by it in a Notice of Conversion/Continuation or a telephonic request for Conversion or Continuation, (ii) if any prepayment or Conversion of any of its Offshore Rate Loans to such Borrower occurs on a date that is not the last day of an Interest Period applicable to that Loan, except as set forth in subsection 2.10B(i),
(iii) if any prepayment of any of its Offshore Rate Loans to such Borrower is not made on any date specified in a notice of prepayment given by such Borrower, or (iv) as a consequence of any other default by such Borrower in the repayment of its Offshore Rate Loans when required by the terms of this Agreement.

     D.   OFFSHORE RATE TAXES. Company agrees that:

     (i) Promptly upon notice from any Lender to the Applicable Borrower, such Borrower will pay, prior to the date on which penalties attach thereto, all present and future income, stamp and other taxes, levies or costs and charges whatsoever imposed, assessed, levied or collected on or in respect of a Loan to such Borrower solely as a result of the interest rate being determined by reference to the Offshore Rate and/or the provisions of this Agreement relating to the Offshore Rate and/or the recording, registration, notarization or other formalization of any thereof and/or any payments of principal, interest or other amounts made on or in respect of a Loan to such Borrower when the interest rate is determined by reference to the Offshore Rate (all such taxes, levies, costs and charges being herein collectively called "OFFSHORE RATE TAXES"); PROVIDED, that Offshore Rate Taxes shall not include taxes imposed on or measured by the overall income of that Lender (whether gross or net income) or franchise taxes by the United States of America or any political subdivision or taxing authority thereof or therein, or taxes on or measured by the overall income of any foreign branch, operation or subsidiary of that Lender (whether gross or net income) or franchise taxes by any foreign country or subdivision thereof in which that branch, operation or subsidiary is organized, resident or doing business or any withholding taxes the subject of subsection 2.11 hereof imposed by the United States with respect to payment of interest. The Applicable Borrower shall also pay such additional amounts equal to increases in taxes payable by that Lender described in the foregoing provision which increases are attributable to payments made by such Borrower described in the immediately preceding sentence or this sentence. Promptly after the date on which payment of any such Offshore Rate Tax is due pursuant to applicable law, the Applicable Borrower will, at the request of that Lender, furnish to that Lender evidence, in form and substance satisfactory to that Lender, that such Borrower has met its obligations under this subsection 2.10D(i); and

     (ii) The Applicable Borrower will indemnify each Lender against, and reimburse each Lender within 10 Business Days of a demand for, any Offshore Rate Taxes, as determined by that Lender in its good faith discretion. Each Lender shall provide the Applicable Borrower with information reasonably indicating the basis for such Offshore Rate Taxes and with appropriate receipts for any payments or reimbursements made by such Borrower pursuant to this subsection 2.10D(ii). Notwithstanding the foregoing, no Lender shall have the right to collect Offshore Rate Taxes from any Borrower pursuant to this subsection 2.10D(ii) unless it is the policy of such Lender, at the time of such collection, to collect Offshore Rate Taxes from borrowers (if any) who are similarly situated as such Borrower, including, without limitation, with respect to credit standing, in connection with credit facilities similar to those made available pursuant to this Agreement, where the documents governing such credit facilities establish the right of such Lender to collect Offshore Rate Taxes.

     E. BOOKING OF OFFSHORE RATE LOANS. Any Lender may make, carry or transfer Offshore Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender; PROVIDED, that no such Lender shall be entitled to receive any greater amount under subsection 2.10B, subsection 2.10D, subsection 2.11 or subsection 2.6G as a result of the transfer of any such Loan than such Lender would be entitled to immediately prior thereto unless
(i) such transfer occurred at a time when circumstances giving rise to the claim for such greater amount did not exist and were not reasonably foreseeable by such Lender, or (ii) such claim would have arisen even if such transfer had not occurred, or (iii) such transfer was made to avoid illegality of the type described in subsection 2.10B(i)(c).

     F. AFFECTED LENDER'S OBLIGATION TO MITIGATE. Each Lender agrees that, as promptly as practicable after it becomes aware of (i) the occurrence of an event or the existence of a condition described in subsection 2.10B(i)(b) that would cause such Lender to make a determination of the nature described therein or
(ii) the imposition, assessment, or collection of any Offshore Rate Taxes (as defined in subsection 2.10D(i)) on or in respect of any Offshore Rate Loan, such Lender will, to the extent not inconsistent with such Lender's internal policies and without undue administrative burden, use reasonable efforts to make, fund or maintain the affected Offshore Rate Loan through another lending office of such Lender if, as a result thereof, the additional monies that would otherwise be required to be paid in respect of such Loans pursuant to subsection 2.10B(i) or the Offshore Rate Taxes or other amounts that would otherwise be required to be paid in respect of such Loans pursuant to subsection 2.10D would be materially reduced or the illegality or other adverse circumstances that would otherwise require conversion or prepayment of such Loans pursuant to subsection 2.10B would cease to exist and if, as determined by such Lender in its reasonable discretion, the making, funding, or maintaining of such Loans through such other lending office would not result in any additional costs, expenses or risks to such Lender that are not reimbursed by Company pursuant hereto and would not affect any certifications delivered by it pursuant to subsection 2.11 hereof and would not be otherwise disadvantageous to such Lender. Company hereby agrees to pay all reasonable expenses incurred by Lender in utilizing another lending office of Lender pursuant to this subsection 2.10F with respect to Loans to any Borrower.

     G. COMPANY'S RIGHT TO REMOVE AFFECTED LENDER. In the event any Borrower receives a notice from an Affected Lender pursuant to clause (b) of subsection 2.10B(i) or subsections 2.10D(i) or 2.10D(ii) or is required to withhold or deduct any Taxes pursuant to subsection 2.11, Company may, within 30 days after the date such notice is given and so long as such notice shall not have been terminated by such Affected Lender with respect to subsection 2.10B(i) or 2.10D(i) or the date on which such withholding obligation arises under subsection 2.11A and no Event of Default shall have occurred and be continuing, elect to terminate such Affected Lender as a party to this Agreement; PROVIDED, that concurrently with such termination, (i) each Borrower shall pay to such Affected Lender all interest and fees and other amounts (including without limitation amounts owed under this subsection 2.10 or subsection 2.11) then due and owing to such Affected Lender by such Borrower through such date of termination, and (ii) another financial institution that is an Eligible Assignee shall purchase for cash the Loans of the Affected Lender and shall have agreed to become a Lender for all purposes under this Agreement and to assume all obligations (including all outstanding Loans) of the Affected Lender to be terminated as of such date, pursuant to an Assignment and Acceptance Agreement that shall have become effective pursuant to subsection 9.2B.

2.11 CERTAIN TAX PROVISIONS.

     A. Any and all payments or reimbursements made under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all taxes, levies, imposts, deductions, charges or withholdings now or hereafter imposed, levied or assessed, and all liabilities with respect thereto, EXCLUDING taxes imposed on the overall income (whether gross or net) of a Lender or Administrative Agent by the jurisdiction in which such Lender or Administrative Agent is organized or in which its principal office or applicable lending office is located or any political subdivision or taxing authority therein (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings and liabilities being herein referred to as "TAXES"), except as set forth in the following paragraph.

     If any Borrower is required by applicable law to withhold or deduct any amounts with respect to Taxes or with respect to income taxes imposed by Liberian or Bermudan law, then such Borrower shall promptly pay to the applicable authority the amount so required to be withheld or deducted, forward to Administrative Agent an official receipt or other documentation reasonably satisfactory to Administrative Agent evidencing such payment (which Administrative Agent shall forward to the applicable Lender), and pay to Administrative Agent for the account of the relevant Lender or Administrative Agent such additional amount as is necessary to ensure that the net amount actually received by each Lender and Administrative Agent equals the sum it would have received had no such deductions or withholdings been made. The Applicable Borrower shall indemnify and hold harmless each Lender and Administrative Agent against, and reimburse each Lender and Administrative Agent for all Taxes within 15 days after written demand therefor. Notwithstanding the foregoing, no Borrower shall be obligated to reimburse, or to pay any increased amount to, any Lender or Administrative Agent with respect to any United States withholding taxes if such Lender or Administrative Agent is not entitled on the date on which this Agreement becomes effective (or in the case of a Lender which becomes a party hereto after such date, on the date on which the relevant Assignment and Acceptance Agreement becomes effective) to receive all amounts due hereunder without withholding or deduction for or on account of Taxes imposed by the United States. If any Borrower is required to withhold or deduct any Taxes, or to reimburse a Lender or Administrative Agent for any such Taxes, the applicable Lender shall be an "AFFECTED LENDER" and Company shall have the rights set forth in subsection 2.10G to replace such Lender.

     B. Each Lender (including Administrative Agent, if applicable) organized under the laws of a jurisdiction other than the United States or any subdivision thereof shall provide to Company, with a copy to Administrative Agent, within 15 days after the Closing Date (or, with respect to any Lender becoming a party to this Agreement subsequent to the Closing Date, concurrently with the delivery of the relevant Assignment and Acceptance Agreement) two United States Internal Revenue Service Forms 4224 or Forms 1001, as applicable (or successor forms) properly completed and claiming a complete exemption from withholding or deduction for or on account of Taxes imposed by the United States. Each such Lender further agrees to deliver to Company, with a copy to Administrative Agent, on or before the date such form expires or after the occurrence of any event requiring a change in the most recent form delivered by it any amendments or supplements or additional forms as may be reasonably requested by Company or Administrative Agent evidencing such exemption unless an event (including any changes after the date hereof in any applicable treaty, law or regulation) has occurred prior to the date on which such documentation is to be delivered and such Lender notifies Company and Administrative Agent that it is not entitled to receive payments without deduction or withholding on account of Taxes imposed by the United States.

     C. Each Lender (including Administrative Agent, if applicable) that does not have a permanent place of business in the State of California shall, within 15 days after the Closing Date (or, with respect to any Lender becoming a party to this Agreement subsequent to the Closing Date, concurrently with the delivery of the relevant Assignment and Acceptance Agreement), (i) provide to Company, with a copy to Administrative Agent, two California Forms 587 or Forms 590, as applicable (or successor forms), properly completed and claiming a complete exemption from withholding or deduction for or on account of Taxes imposed by the State of California or (ii) otherwise represent to Company and Administrative Agent that it is exempt from any such withholding or deduction. Each such Lender further agrees to deliver to Company, with a copy to Administrative Agent, on or before the date any such form expires or after the occurrence of any event requiring a change in the most recent form delivered by it (including without limitation any change in residency or address), any amendments or supplements or additional forms as may be reasonably requested by Company or Administrative Agent evidencing such exemption unless an event (including any changes after the date hereof in any applicable treaty, law or regulation) has occurred prior to the date on which such documentation is to be delivered and such Lender notifies Company and Administrative Agent that it is not entitled to receive payments without deduction or withholding on account of Taxes imposed by the State of California.

2.12 INCREASE IN COMMITMENTS.

     A. Upon written notice to Administrative Agent (who shall promptly notify Lenders), Company may request an increase in the Total Pro Rata Commitments up to an aggregate of $350,000,000 to take effect (i) on the Initial Interest Period Termination Date or (ii) on any Proposed Extension Effective Date (as defined in subsection 2.1E). Company may, after giving such notice, offer the increase (which may be declined by any Lender in its sole discretion) in the Total Pro Rata Commitments on either a ratable basis to Lenders or on a non PRO RATA basis to one or more Lenders and/or to other Eligible Assignees. No increase in the Total Pro Rata Commitments shall become effective until the existing or new Lenders extending such incremental Pro Rata Commitment amount and Company shall have delivered to Administrative Agent a document in form reasonably satisfactory to Administrative Agent pursuant to which any such existing Lender states the amount of its Pro Rata Commitment increase, any such new Lender states its Pro Rata Commitment amount and agrees to assume and accept the obligations and rights of a Lender hereunder and Company accepts such incremental Pro Rata Commitments. Lenders (new or existing) shall accept an assignment from existing Lenders, and existing Lenders shall make an assignment to new or existing Lenders accepting a new or increased Pro Rata Commitment, of an interest in each then outstanding Pro Rata Loan such that, after giving effect thereto, all Pro Rata Loans are held ratably by Lenders in proportion to their respective Pro Rata Commitments. Assignments pursuant to the preceding sentence shall be made in exchange for the principal amount assigned plus accrued and unpaid interest and fees.

     B. If any Pro Rata Commitments are increased in accordance with this subsection, Administrative Agent and Company shall promptly confirm in writing to Lenders and new Lenders, if any, the final allocation of such increase. As a condition precedent to such increase, each Borrower shall deliver to Administrative Agent a certificate dated as of the applicable date (in sufficient copies for each Lender and each new Lender, if any) signed by a Responsible Officer of each Borrower (i) certifying and attaching the resolutions adopted by each Borrower approving or consenting to such increase,
(ii) including a Compliance Certificate demonstrating (a) compliance with subsections 6.1 and 6.2 prior to giving effect to such increase and (b) pro forma compliance with subsections 6.1 and 6.2 after giving effect to such increase and (iii) certifying that, before and after giving effect to such increase, the representations and warranties contained in Section 4 are true and correct on and as of the Initial Interest Period Termination Date or such Proposed Extension Effective Date, as the case may be, and no Event of Default, Cross Default or Potential Event of Default exists. Borrowers shall deliver new or amended promissory notes reflecting the increased Pro Rata Commitment of any Lender or new Lender, if any, holding or requesting a promissory note pursuant to subsection 2.5A. Administrative Agent shall distribute an amended

SCHEDULE 2.1 (which shall be deemed incorporated into this Agreement), to reflect any changes therein.

     C. This subsection shall supercede any provisions in subsection 9.6 to the contrary.

SECTION 3. CONDITIONS TO LOANS

     The obligations of Lenders to make Loans hereunder are subject to the satisfaction of the following conditions.

3.1  CONDITIONS TO INITIAL LOANS.

     The obligations of the Lenders to make the initial Loans hereunder are, in addition to the conditions precedent specified in subsection 3.2, subject to prior or concurrent satisfaction of the following conditions:

     A. COMPANY DOCUMENTS. On or before the Closing Date, Company shall deliver or cause to be delivered to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender) the following, each, unless otherwise noted, dated the Closing Date and in form and substance satisfactory to the Administrative Agent:

     (i) Certified copies of its Certificate of Incorporation, together with a good standing certificate from its jurisdiction of incorporation, each to be dated a recent date prior to the Closing Date;

     (ii) Copies of its Bylaws, certified as of the Closing Date by its corporate secretary or an assistant secretary;

     (iii) Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and the Company Guaranty and approving and authorizing the loans and transactions contemplated by this Agreement and the Company Guaranty, certified as of the Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

     (iv) Signature and incumbency certificates of its officers executing this Agreement and the Company Guaranty and the other documents to be furnished hereunder on or prior to the Closing Date;

     (v) Executed originals of this Agreement and the Company Guaranty; and

     (vi) Such other documents as Administrative Agent may reasonably request.

     B. DFFI AND SOLVEST DOCUMENTS. On or before the Closing Date, each of DFFI and Solvest shall deliver or cause to be delivered to Lenders (or to Administrative

Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender) the following, each, unless otherwise noted, dated the Closing Date and in form and substance satisfactory to the Administrative Agent:

     (i) Certified copies of its Memorandum of Association, Articles of Association and other charter documents, together with a good standing certificate from its jurisdiction of incorporation, each to be dated a recent date prior to the Closing Date;

     (ii) Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and approving and authorizing the loans and transactions contemplated by this Agreement, certified as of the Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

     (iii) Signature and incumbency certificates of its officers executing this Agreement and the other documents to be furnished hereunder on or prior to the Closing Date;

     (iv) Executed originals of this Agreement; and

     (v) Such other documents as Administrative Agent may reasonably request.

     C. OPINIONS OF COUNSEL. Administrative Agent shall have received originally executed copies of favorable written opinions of O'Melveny & Myers and Goodsill Anderson Quinn & Stifel, counsel and local counsel for Company, in form and substance reasonably satisfactory to Administrative Agent and its counsel, each dated as of the Closing Date and setting forth substantially the matters in the opinions designated in EXHIBIT IX and Exhibit X, respectively, annexed hereto.

     D. NO MATERIAL ADVERSE CHANGE. There shall have occurred no material adverse change in the business, assets, liabilities, operations or financial condition of Company and its Subsidiaries, taken as a whole, or in the facts and information regarding such entities as represented to date, since January 1, 2000.

     E. ABSENCE OF LITIGATION. There shall exist no action, suit, investigation, litigation or proceeding, pending or threatened, in any court or before any arbitrator or governmental instrumentality that purports to enjoin, restrain or prohibit, or adversely affect the validity of, this Agreement.

3.2  ADDITIONAL CONDITIONS.

     The obligations of the Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

     A. To the extent required by subsection 2.1 or 2.2, Administrative Agent shall have received, before any Funding Date, an originally executed Notice of Borrowing (or a telecopy or facsimile thereof), in accordance with the requirements of such subsection, signed by (i) a Responsible Officer of the Applicable Borrower or any other officer or employee of the Applicable Borrower designated by a Responsible Officer of the Applicable Borrower in a writing delivered to Administrative Agent, which Responsible Officer shall in each case have delivered to Administrative Agent, on or prior to such date, evidence of authorization to request Loans on behalf of the Applicable Borrower, and (ii) in the case of a Notice of Borrowing being delivered by DFFI or Solvest, a Responsible Officer or other officer or employee of Company described in the foregoing clause (i).

     B. As of that Funding Date, unless the Equivalent Amount in Dollars of Total Utilization will not be increased as a result of such borrowing:

     (i) The representations and warranties contained herein shall be true, correct and complete in all material respects on and as of that Funding Date (immediately prior to, and after giving effect to such funding) to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

     (ii) No Event of Default, Cross Default or Potential Event of Default shall have occurred and be continuing or would result from the Loans to be made on that Funding Date;

     (iii) Each Borrower shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;

     (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date; and

     (v) The making of the Loans requested on such Funding Date shall not violate any law including, without limitation, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.


SECTION 4. COMPANY'S REPRESENTATIONS AND WARRANTIES


     In order to induce Lenders to enter into this Agreement and to make the Loans hereunder, Company represents and warrants to each Lender that the following statements are true, correct and complete:

4.1  ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING AND SUBSIDIARIES.

     A. ORGANIZATION AND POWERS. Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and each Borrower has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into this Agreement, and to carry out the transactions contemplated hereby. Each of the Material Subsidiaries of Company is duly organized, validly existing and in good standing in the respective jurisdiction of incorporation of such Subsidiary.

     B. QUALIFICATION. Company and each of its Material Subsidiaries is qualified to do business wherever necessary to carry out its business and operations, except in jurisdictions in which the failure to be so qualified would not have a Material Adverse Effect.

4.2  AUTHORIZATION OF BORROWING, ETC.

     A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of this Agreement and the Company Guaranty, the payment and performance of all Obligations, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each Borrower.

     B. NO CONFLICT. The execution, delivery and performance by Borrowers of this Agreement and the Company Guaranty, the payment and performance of the Obligations, and the consummation of the borrowing, repayment and other payment transactions contemplated hereby do not and will not (i) violate the Certificate of Incorporation or Bylaws of Company or the Memorandum of Association or Articles of Incorporation of DFFI or Solvest, as the case may be, (ii) violate any order, judgment or decree of any court or other agency of government binding on Company or DFFI or Solvest or any of their respective property or assets,
(iii) assuming the Lenders' actions are consistent with the representation made in subsection 9.1, violate any provision of law applicable to Company or DFFI or Solvest, (iv) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or DFFI or Solvest pursuant to which Company or DFFI or Solvest or any of their respective properties or assets are bound, (v) result in or require the creation or imposition of any Lien upon any material properties or assets of Company or DFFI or Solvest, or (vi) require any approval or consent of stockholders, or require any approval or consent of any Person under any Contractual Obligation, of Company or DFFI or Solvest, except with respect to this clause (vi) for such approvals or consents as have been obtained on or before the Closing Date, copies of which have been provided to Lenders on or before the Closing Date.

     C. GOVERNMENTAL CONSENTS. Assuming the Lenders' actions are consistent with the representation made in subsection 9.1, the execution, delivery and performance by Borrowers of this Agreement and the Company Guaranty, the payment and performance of their respective Obligations by Company, DFFI and Solvest, and the consummation of the borrowing, repayment and other payment transactions contemplated hereby do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except for making a periodic report to the Securities and Exchange Commission with respect to the execution hereof and material modifications or amendments, if any, hereto and making filings on Form CQ-1 with the Federal Reserve Bank of New York.

     D. BINDING OBLIGATION. This Agreement has been duly executed and delivered by each Borrower and is the legally valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. The Company Guaranty has been duly executed and delivered by Company and is the legally valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

4.3  FINANCIAL CONDITION.

     The consolidated balance sheet of Company at January 1, 2000 and the related consolidated statements of income and cash flows for the Fiscal Year ended as of said date, which have been examined by Arthur Andersen & Co., who delivered an unqualified opinion with respect thereto, were prepared in conformity with GAAP. All such financial statements fairly present the consolidated financial position of Company and its Subsidiaries as at the date thereof and the consolidated results of operations and cash flows of Company and its Subsidiaries for the period covered thereby.

4.4  NO MATERIAL ADVERSE CHANGE.

     Since January 1, 2000 there has been no material adverse change in the financial condition, operations or business of Company and its Subsidiaries, taken as a whole.

4.5  LITIGATION; ADVERSE FACTS.

     There is no action, suit, proceeding, arbitration (whether or not purportedly on behalf of Company or any of its Subsidiaries), or, to the knowledge of Company, governmental investigation, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, pending or, to the knowledge of Company, threatened with respect to any domestic action, suit, proceeding, governmental investigation or arbitration, or pending for more than 30 days or, to the knowledge of Company, threatened with respect to any foreign action, suit, proceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any material property of Company or any of its Subsidiaries that would reasonably be expected to result in a Material Adverse Effect.

4.6  PAYMENT OF TAXES.

     Except to the extent permitted by subsection 5.3, all tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed in compliance with all applicable laws, regulations, rules and procedures, except where the failure to so timely file or comply with applicable laws, regulations, rules and procedures has not had and would not reasonably be expected to have a Material Adverse Effect. All material taxes, assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable except for those that are being contested in good faith and for which adequate reserves have been provided by Company or the applicable Subsidiary with respect to which the failure to pay would not reasonably be expected to have a Material Adverse Effect.

4.7  GOVERNMENTAL REGULATION.

     No Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940, each as amended, or under any other federal or state statute or regulation limiting its ability to incur debt for money borrowed.

4.8  SECURITIES ACTIVITIES.

     No Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

4.9  MARGIN STOCK.

     No Borrower has used any portion of the proceeds of the Loans in violation of subsection 2.9B hereof. Following application of the proceeds of each Loan, not more than 25 percent of the value of the assets (either of Company or DFFI or Solvest only or of Company or DFFI or Solvest and its respective Subsidiaries on a consolidated basis) subject to the provisions of subsection 6.3 or 6.4 or subject to any restriction on encumbrance or disposition contained in any agreement or instrument, between Company or DFFI or Solvest and any Lender or any Affiliate of any Lender, relating to debt and within the scope of subsection 7.2, will be Margin Stock.

4.10 EMPLOYEE BENEFIT PLANS.

     A. Company and its ERISA Affiliates are in compliance in all respects with all applicable provisions of ERISA with respect to all Pension Plans and all Multiemployer Plans, the noncompliance with which would reasonably be expected to have a Material Adverse Effect.

     B. No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan that would result in an aggregate liability for Company, its ERISA Affiliates, or any of Company's Subsidiaries and their respective ERISA Affiliates in excess of $25,000,000.

     C. As of the most recent valuation date for any Pension Plan, the excess of the present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Pension Plan) of the benefit liabilities (as defined in Section

4001(a)(16) of ERISA) over the fair market value of the assets of such Pension Plan, when added to such excess for all other such Pension Plans, does not exceed $100,000,000.

     D. Neither Company nor any ERISA Affiliate of Company has engaged in a non-exempt "prohibited transaction," as defined in Section 4975 of the Internal Revenue Code or ERISA in connection with any Pension Plan, under which the aggregate liability of the Company and its ERISA Affiliates exceeds $25,000,000.

     E. There are no claims (other than routine claims for benefits), actions or lawsuits asserted against, and neither Company nor any ERISA Affiliate of Company has knowledge of any threatened litigation or claims against any Pension Plan or against any fiduciary of such Pension Plan with respect to the operation of such Pension Plan, which, if adversely determined, would have a Material Adverse Effect.

     F. Company does not maintain any welfare benefit plan within the meaning of Section 3(1) of ERISA which provides for continuing benefits for any participant or beneficiary after termination of employment, except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, other than any such plans that (i) are reserved for in the financial statements of the Company or ERISA Affiliates, or (ii) would not reasonably be expected to have a Material Adverse Effect.

     G. Neither Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur withdrawal liability to any Multiemployer Plan in excess of $25,000,000.

4.11 ENVIRONMENTAL PROTECTION.

     Each of Company and its Subsidiaries is and has been in compliance with all Environmental Laws, whether in connection with the ownership, use, maintenance or operation of any owned or leased property or the conduct of any business thereon or otherwise, except for any non-compliance which would not reasonably be expected to have a Material Adverse Effect. Neither Company, any of its Subsidiaries nor, to the knowledge of Company, any third person at any time occupying any property owned or leased by Company or any of its Subsidiaries, has at any time used, generated, disposed of, stored or transported to or from, any Hazardous Materials on, under or at such property, except in compliance with all applicable Environmental Laws other than any non-compliance which would not reasonably be expected to have a Material Adverse Effect. To the knowledge of Company, no Person has at any time released or threatened the release of any Hazardous Materials in any form, quantity or concentration on, under or at any property owned or leased by Company or its Subsidiaries in a manner which would reasonably be expected to have a Material Adverse Effect.

SECTION 5. COMPANY'S AFFIRMATIVE COVENANTS

     Company covenants and agrees that, so long as any of the Pro Rata Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations, unless Requisite Lenders shall otherwise give prior written consent,

Company shall perform, and, to the extent applicable, shall cause each of its Subsidiaries to perform all covenants in this Section 5.

5.1  FINANCIAL STATEMENTS AND OTHER REPORTS.

     Company will prepare consolidated financial statements in conformity with GAAP. Company will deliver to Lenders the items referred to in subsections 5.1A, 5.1B, 5.1C and 5.1G below and will otherwise deliver to Administrative Agent (with sufficient copies for each Lender), all other of the following:

     A. as soon as practicable and in any event within 55 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a copy of Company's quarterly report on Form 10-Q setting forth, in comparative form, the corresponding figures for the corresponding Fiscal Quarter of the previous Fiscal Year, all in reasonable detail and certified by a Responsible Officer of Company as fairly presenting the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations for the periods indicated, subject to changes resulting from audit and normal year-end adjustment;

     B. as soon as practicable and in any event within 100 days after the end of each Fiscal Year, a copy of Company's annual report on Form 10-K setting forth in comparative form the consolidated figures for the previous Fiscal Year, all in reasonable detail and accompanied by a report on the financial information contained in the annual report on Form 10-K of Arthur Andersen & Co. or other independent certified public accountants of recognized national standing selected by Company, which report shall state that such consolidated financial statements present fairly the financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise stated therein) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

     C. together with each delivery of the reports of Company and its Subsidiaries pursuant to subsections 5.1A and 5.1B above, a Compliance Certificate for the Fiscal Quarter or Fiscal Year, as applicable, executed by a Responsible Officer of Company (1) stating that the signer does not have knowledge of the existence as at the date of the Compliance Certificate, of any condition or event that constitutes an Event of Default, Cross Default or Potential Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto, and (2) demonstrating in reasonable detail compliance at the end of such accounting periods with the restrictions contained in subsections 6.1 and 6.2 (as set forth in EXHIBIT II);

     D. promptly upon (and in any event within 5 Business Days after) any Responsible Officer of Company obtaining knowledge of any condition or event that constitutes an Event of Default, Cross Default or Potential Event of Default under this Agreement, an Officer's Certificate specifying the nature and period of existence of any such condition or event and what action Company has taken, is taking or proposes to take with respect thereto;

     E. promptly upon (and in any event within 5 Business Days after) any Responsible Officer of Company obtaining knowledge of the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting Company that has not previously been disclosed by Company to Lenders and that would reasonably be expected to have a Material Adverse Effect, Company shall promptly give notice thereof to Lenders and provide such other information as may be reasonably available to it to enable Lenders and their counsel to evaluate such matters;

     F. promptly upon (and in any event within 5 Business Days after) any Responsible Officer of Company obtaining knowledge of the occurrence of any Termination Event in connection with any Pension Plan or any trust created thereunder, for which the amount involved exceeds $25,000,000, a written notice specifying the nature thereof, what action Company has taken, is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service or the PBGC with respect thereto;

     G. promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders or by any Subsidiary of Company subject to the reporting requirements of the Exchange Act to its security holders other than Company or another Subsidiary, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any of its functions; and

     H. with reasonable promptness, such other information with respect to compliance by Company with the terms of this Agreement as from time to time may be reasonably requested by Administrative Agent acting at the direction of Requisite Lenders.

5.2  CORPORATE EXISTENCE, ETC.

     Company will, and will cause each of its Subsidiaries to, at all times maintain its fundamental business (including, without limitation, the fundamental businesses described under the caption "Business" in Company's Annual Report on Form 10-K for the Fiscal Year ended January 1, 2000 ) and preserve and keep in full force and effect its corporate or partnership existence and all rights, franchises and licenses material to its business; PROVIDED, HOWEVER, that Company shall not be required to maintain the corporate or partnership existence or rights and franchises of any Subsidiary of Company if the failure to do so would not reasonably be expected to have a Material Adverse Effect.

5.3  PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.

     A. Company will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its material properties or assets prior to the time when any penalty or fine shall be incurred with respect thereto; PROVIDED that no such tax, assessment, charge or claim need be paid if
(i) being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor or (ii) the failure to do so would not reasonably be expected to have a Material Adverse Effect.

     B. Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Subsidiaries).

5.4  MAINTENANCE OF PROPERTIES; INSURANCE.

     Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Company and its Subsidiaries from time to time, and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Company will maintain or cause to be maintained insurance with respect to its properties and business and the properties and businesses of its Subsidiaries no less protective in any material respect than that carried in accordance with Company's past practices or that is prudent given the nature of the business of Company and its Subsidiaries.

5.5  COMPLIANCE WITH LAWS, ETC.

     Company shall, and shall cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, other than those with which the failure to comply would not have a Material Adverse Effect or those that are being contested in good faith and for which appropriate reserves, if any, as may be required by GAAP have been taken.

5.6  HAZARDOUS MATERIALS.

     In addition to and without limiting the generality of subsection 5.5, Company shall, and shall cause each of its Subsidiaries and its and their respective owned or leased properties to, and shall cause its and their respective employees, agents, contractors, subcontractors and any other Person occupying such property to, comply with all Environmental Laws, except for any non-compliance which would not reasonably be expected to have a Material Adverse Effect. Neither Company nor its Subsidiaries shall release or threaten to release any Hazardous Material in any form, quantity or concentration, on, under or at such property in a manner which would reasonably be expected to have a Material Adverse Effect.

5.7  MARGIN STOCK.

     Each Borrower agrees to use the proceeds of the Loans in accordance with subsection 2.9 hereof. Company will, following application of the proceeds of each Loan, cause Margin Stock to be less than 25 percent of the value of the assets (either of Company or DFFI or Solvest only or of Company or DFFI or Solvest and its respective Subsidiaries on a consolidated basis) subject to subsection 6.3 or 6.4 or any restriction on encumbrance or disposition contained in any agreement or instrument, between Company or DFFI or Solvest and any Lender or any Affiliate of any Lender, relating to debt and within the scope of subsection 7.2.

5.8  INSPECTION.

     Company will permit and arrange for authorized representatives designated by any Lender to visit, upon reasonable notice and during regular business hours as often as may be reasonably requested, any of the properties of Company or its Subsidiaries. All expenses of the Lender associated with any such visitation shall be borne by the Lender conducting the same.

SECTION 6. COMPANY'S NEGATIVE COVENANTS

     Company covenants and agrees that, so long as any of the Pro Rata Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and, to the extent applicable, shall cause each of its Subsidiaries to perform all covenants in this Section 6.

6.1  MAXIMUM LEVERAGE RATIO.

     Company shall not permit the ratio of (i) Consolidated Net Debt to (ii) Consolidated Net Worth, as of the last day of any Fiscal Quarter of Company, to exceed 3.0 to 1.0.

6.2  MINIMUM FIXED CHARGE COVERAGE RATIO.

     Company shall not permit the ratio of (i) Consolidated Adjusted Operating Income to (ii) Consolidated Net Interest Expense on the last day of any Fiscal Quarter for the four consecutive Fiscal Quarters then ended to be less than 2.75 to 1.0.

6.3  LIENS.

     Company will not create or suffer to exist, and will not permit any of its Subsidiaries to create or suffer to exist, any Lien on any of its properties now owned or hereafter acquired, or assign, or permit any of such Subsidiaries to assign, any accounts or other right to receive income, without making effective provision, and Company hereby covenants that in any such case it will make or cause to be made effective provision, whereby the Obligations of Company, DFFI and Solvest pursuant to this Agreement and the Company Guaranty shall be directly secured by such Lien or assignment equally and ratably upon the same properties with any and all other Indebtedness and other obligations thereby secured; PROVIDED, HOWEVER, that the following Liens shall be permitted and shall not be subject to the foregoing provisions of this subsection 6.3:

          (i) Permitted Encumbrances;

          (ii) Liens upon or in real property (whether in the form of land, improvements or fixtures or any interest therein) held by Company or any of its Subsidiaries on the Closing Date; provided that (a) the aggregate principal amount of the debt secured by such Liens on such property shall not exceed 100% of the higher of the cost of such property or the then fair value thereof, (b) any such debt shall not otherwise be prohibited by the terms of this Agreement, and (c) to the extent such Liens secure debt incurred solely for the purpose of financing the construction or improvement of any such property to be subject to such Liens, such Liens are imposed within 180 days from the date of the applicable completion of construction or improvement thereof by Company or any of its Subsidiaries;

          (iii) Liens upon or in real property (whether in the form of land, improvements or fixtures or any interest therein) acquired after the Closing Date by Company or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or to secure debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property to be subject to such Liens if such Liens are imposed on such property within 180 days from the date of the applicable acquisition or completion of construction or improvement thereof by Company or any of its Subsidiaries, or Liens existing on any such property at the time of acquisition, provided that (a) the aggregate principal amount of the debt secured by such Liens on such property at the time of acquisition, construction or improvement of such property shall not exceed 100% of the cost of such property, construction or improvement or of the then fair value thereof, whichever shall be higher, and (b) any such debt shall not otherwise be prohibited by the terms of this Agreement;

          (iv) Liens on or assignments of receivables of any kind (and property securing or otherwise supporting payment of such receivables) in connection with one or more agreements for limited recourse sales by Company or any or all of its Subsidiaries for cash of such receivables (and such property) or interests therein; and

          (v) other Liens securing debt in an aggregate principal amount not to exceed at any one time outstanding 10% of the consolidated total assets of the Company and its Subsidiaries, determined in accordance with GAAP.

6.4  DISPOSITION OF ASSETS.

     Company shall not, and shall not permit its Subsidiaries to, sell or otherwise dispose of all or any substantial part (as herein defined) of the Food Business Assets, other than sales of inventory made in the ordinary course of business. For purposes of this subsection 6.4, a "substantial part" of the Food Business Assets means a part which either (y) has an aggregate book value (for purposes of the consolidated balance sheet of the Company and its Subsidiaries, determined in accordance with GAAP) equal to 25% or more of the aggregate book value of the Food Business Assets or (z) generates 25% or more of the gross income generated by the Food Business Assets, determined in accordance with GAAP.

SECTION 7. EVENTS OF DEFAULT

     If any of the following conditions or events ("EVENTS OF DEFAULT") shall occur and be continuing:

7.1  FAILURE TO MAKE PAYMENTS WHEN DUE.

     Failure by the Applicable Borrower to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of prepayment or otherwise; failure by the Applicable Borrower to pay any interest on any Loan within five days after the date due; or failure by Company or DFFI or Solvest to pay any fee or any other amount payable by it under this Agreement within five days after the date due; or

7.2  DEFAULT IN OTHER AGREEMENTS.

     Failure of Company or any of its Subsidiaries to pay when due any principal of or interest on any indebtedness for borrowed money of Company or any such Subsidiary (other than the Loans) in an amount exceeding $25,000,000 in the aggregate (the "REFERENCED DEBT") beyond the end of any grace period provided therefor; or the breach or default by Company or any of its Subsidiaries with respect to any other term of any evidence of the Referenced Debt or any loan agreement, mortgage, indenture or other agreement relating to such Referenced Debt, if the effect of such breach or default is to cause the Referenced Debt to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; PROVIDED, HOWEVER, that in the event that the non-payment or acceleration of the maturity of the Referenced Debt described in this subsection 7.2 is cured or waived by the holders of the Referenced Debt or if such Referenced Debt is repaid in full (other than with the proceeds of Loans), such non-payment or acceleration shall not constitute an Event of Default hereunder; or

7.3  BREACH OF CERTAIN COVENANTS.

     Failure of Company to perform or comply with any term or condition contained in subsections 5.1D, 6.1, 6.2, 6.3 or 6.4 of this Agreement; or

7.4  BREACH OF WARRANTY.

     Any representation or warranty made or deemed made by Company or DFFI or Solvest in or pursuant to this Agreement or the Company Guaranty or in any certificate at any time given by Company in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made or deemed made; or

7.5  OTHER DEFAULTS UNDER AGREEMENT.

     Company or DFFI or Solvest shall default in the performance of or compliance with any term contained in this Agreement or the Company Guaranty required to be performed by it, other than any such term referred to in any other subsection of this Section 7, and such default shall not have been remedied or waived within 30 days after receipt by Company of written notice from Administrative Agent of such default; or

7.6  INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

     (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree, or any other similar relief granted under any applicable federal or state law, order or similar relief described in this clause (i) is not stayed; or (ii) an involuntary case shall be commenced against Company or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Subsidiaries or over all or a substantial part of their respective properties, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Subsidiaries for all or a substantial part of their respective properties; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its Subsidiaries and any such event described in this clause
(ii) shall continue for 60 days unless dismissed, bonded or discharged; PROVIDED, that with respect to Subsidiaries of Company (other than Material Subsidiaries) the foregoing shall constitute an Event of Default only if such occurrence would have a Material Adverse Effect; or

7.7  VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

     (i) Company or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or Company or any of its Subsidiaries shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of their respective properties; or Company or any of its Subsidiaries shall make any assignment for the benefit of creditors; or
(ii) Company or any of its Subsidiaries shall admit in writing its inability to pay its debts generally as such debts become due; or the Board of Directors of Company or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); PROVIDED that with respect to Subsidiaries of Company (other than Material Subsidiaries) the foregoing shall constitute an Event of Default only if such occurrence would have a Material Adverse Effect; or

7.8  JUDGMENTS AND ATTACHMENTS.

     Any money judgment, writ or warrant of attachment or similar process involving in any individual case an amount in excess of $100,000,000 or in the aggregate an amount in excess of $300,000,000 that are individually or in the aggregate not adequately covered by insurance shall be entered or filed against Company or any of its Material Subsidiaries, or against any of their respective assets, and shall remain undischarged, unvacated, unbonded or unstayed for a period of 35 consecutive days; or

7.9  UNFUNDED ERISA LIABILITIES.

     (i) Any Pension Plan shall be terminated within the meaning of Title IV of ERISA; (ii) a trustee shall be appointed by an appropriate United States district court to administer any Pension Plan; (iii) the PBGC (or any successor thereto) shall institute proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; (iv) Company or any of its ERISA Affiliates shall withdraw (under Section 4063 of ERISA) from a Pension Plan; or
(v) Company or its ERISA Affiliates shall engage in any transactions which could result in the assessment of direct or indirect liability to Company under
Section 409 or 502 of ERISA or Section 4975 of the Internal Revenue Code, if as of the date thereof or any subsequent date, the sum of each of Company's and its ERISA Affiliates' various liabilities (such liabilities to include, without limitation, any liability to the PBGC or to any other party under Sections 4062, 4063 or 4064 of ERISA or any other provision of law and to be calculated after giving effect to the tax consequences thereof) resulting from or otherwise associated with such events listed in subclauses (i)-(v) above exceeds $25,000,000; or there exists, as of any valuation date for a Pension Plan, an excess of the present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Pension Plan) of benefit liabilities (as defined in Section 4001(a)(16) of ERISA) over the fair market value of the assets of such Pension Plan, when added to such excess for all other such Pension Plans, which exceeds $100,000,000; or Company or any of its ERISA Affiliates shall incur withdrawal liability to Multiemployer Plans which, in the aggregate, exceeds $100,000,000; or

7.10 CHANGE IN CONTROL.

     (i) Company shall cease to own 100% of the issued and outstanding capital stock of DFFI or Solvest, other than directors' qualifying shares, or (ii) any Person (including any "Group" as defined in Section 13d-5 of the Exchange Act) other than David H. Murdock or an Affiliate of David H. Murdock (including the estate of David H. Murdock) shall obtain ownership or control of more than 50% of the voting power of the stock of Company entitled to vote in the election of members of the board of directors of Company; or

7.11 INVALIDITY OF COMPANY GUARANTY.

     At any time after the execution and delivery thereof, the Company Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, or Company shall contest the validity or enforceability of the Company Guaranty in writing or deny in writing that it has any further liability, including without limitation with respect to future advances by Lenders, under the Company Guaranty:


THEN (i) upon the occurrence of any Event of Default described in subsection 7.6 or 7.7, in each case with respect to Company or DFFI or Solvest, each of (a) the unpaid principal amount of and accrued interest on the Loans and (b) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrowers, and the obligation of each Lender to make any Loan shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, at the direction or with the consent of Requisite Lenders, by written notice to Borrowers, declare all or any portion of the amounts described in clauses (a) and (b) above to be, and the same shall forthwith become, immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrowers, and the obligation of each Lender to make any Loan shall thereupon terminate.

     Notwithstanding anything contained in the preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to such paragraph, Borrowers shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and on overdue interest, fees and other amounts, at the rates specified in this Agreement) and all Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived, then Requisite Lenders, by written notice to Borrowers, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or impair any right consequent thereon.

SECTION 8. ADMINISTRATIVE AGENT

8.1  APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT.

     Each Lender hereby irrevocably (subject to subsection 8.9) appoints, designates and authorizes Administrative Agent to take such action on its behalf under the provisions of this Agreement and the Company Guaranty and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or the Company Guaranty, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in the Company Guaranty, Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the Company Guaranty or otherwise exist against Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

8.2  DELEGATION OF DUTIES.

     Administrative Agent may execute any of its duties under this Agreement by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

8.3  LIABILITY OF ADMINISTRATIVE AGENT.

     No Administrative Agent-Related Person shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or the Company Guaranty or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by Borrowers or any officer thereof, contained in this Agreement, or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or for any failure of any Borrower under this Agreement or Company under the Company Guaranty to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of any Borrower or any Subsidiary or Affiliate thereof.

8.4  RELIANCE BY ADMINISTRATIVE AGENT.

     A. Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Borrower), independent accountants and other experts selected by Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or the Company Guaranty unless it shall first receive such advice or concurrence of Requisite Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or the Company Guaranty in accordance with a request or consent of Requisite Lenders or all Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of Lenders and participants. Where this Agreement expressly permits or prohibits an action unless all Lenders or Requisite Lenders otherwise determine, Administrative Agent shall, and in all other instances, Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of Lenders.

     B. For purposes of determining compliance with the conditions specified in subsection 3.1, each Lender and participant shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by Administrative Agent to each Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

8.5  NOTICE OF DEFAULT.

     Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Event of Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of Lenders, unless Administrative Agent shall have received written notice from a Lender or any Borrower referring to this Agreement, describing such Potential Event of Default or Event of Default and stating that such notice is a "notice of default". Administrative Agent will notify Lenders of its receipt of any such notice. Administrative Agent shall take such action with respect to such Potential Event of Default or Event of Default as may be directed by Requisite Lenders in accordance with Section 7; PROVIDED, HOWEVER, that unless and until Administrative Agent has received any such direction, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Event of Default or Event of Default as it shall deem advisable or in the best interest of Lenders.

8.6  CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE AGENT.

     Each Lender and participant acknowledges that no Administrative Agent-Related Person has made any representation or warranty to it, and that no act by Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Borrower or any of its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person to any Lender or participant as to any matter, including whether Administrative Agent-Related Persons have disclosed material information in their possession. Each Lender, including any Lender by assignment, and each participant represents to Administrative Agent that it has, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of any Borrower and its Subsidiaries and Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to any Borrower hereunder. Each Lender and participant also represents that it will, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the Company Guaranty, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of any Borrower and its Subsidiaries and Affiliates. Except for notices, reports and other documents expressly required to be furnished to Lenders by Administrative Agent herein, Administrative Agent shall not have any duty or responsibility to provide any Lender or participant with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower or any of its Subsidiaries or Affiliates which may come into the possession of any Administrative Agent-Related Person.

8.7  INDEMNIFICATION OF ADMINISTRATIVE AGENT.

     Whether or not the transactions contemplated hereby are consummated, Lenders shall indemnify upon demand each Administrative Agent-Related Person (to the extent not reimbursed by or on behalf of any Borrower and without limiting the obligation of any Borrower to do so), pro rata, and hold harmless each Administrative Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; PROVIDED, HOWEVER, that no Lender shall be liable for the payment to any Administrative Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct; PROVIDED, HOWEVER, that no action taken in accordance with the directions of Requisite Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including all fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, the Company Guaranty, or any document contemplated by or referred to herein, to the extent that Administrative Agent is not reimbursed for such expenses by or on behalf of any Borrower. The undertaking in this subsection 8.7 shall survive the payment of all Obligations hereunder and the resignation or replacement of Administrative Agent.

8.8  ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY.

     Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any Borrower and its Subsidiaries and Affiliates as though Bank of America were not

Administrative Agent hereunder and without notice to or consent of Lenders. Lenders and participants acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of any Borrower or such Affiliate) and acknowledge that Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Administrative Agent.

8.9  SUCCESSOR ADMINISTRATIVE AGENT.

     Administrative Agent may resign as Administrative Agent upon 30 days' notice to Lenders. If Administrative Agent resigns under this Agreement, Requisite Lenders shall appoint from among Lenders a successor administrative agent for Lenders which successor administrative agent shall be consented to by Company at all times (and which consent of Company shall be in its sole discretion). If no successor administrative agent is appointed prior to the effective date of the resignation of Administrative Agent, Administrative Agent may appoint, after consulting with Lenders and Company, a successor administrative agent from among Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 8 and subsections 9.3 and
9.4 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of Administrative Agent hereunder until such time, if any, as Requisite Lenders appoint a successor agent as provided for above.

8.10 DOCUMENTATION AGENT, SYNDICATION AGENT AND CO-AGENTS.

     Neither the Documentation Agent, the Syndication Agent nor the Co-Agents, each in its capacity as such, shall have any duties or responsibilities under this Agreement.

SECTION 9. MISCELLANEOUS

9.1  SECURITIES REPRESENTATION.

     Each Lender hereby represents that it is a commercial lender or financial institution which makes loans in the ordinary course of its business and that it will make any Loan for its own account in the ordinary course of its commercial banking or lending business and not with a view to or for sale in connection with a distribution of any Loan or any evidence of indebtedness issued by any Borrower hereunder except in compliance with any applicable securities laws; PROVIDED, HOWEVER, that, subject to subsection 9.2, the disposition of any Loan or evidence of indebtedness hereunder held by that Lender shall at all times be within its exclusive control.

9.2  ASSIGNMENTS AND PARTICIPATIONS IN LOANS.

     A. ASSIGNMENTS. Notwithstanding the provisions of subsection 9.1, each Lender shall have the right at any time to assign to an Eligible Assignee all or a part of its rights and obligations under this Agreement and its Pro Rata Commitment; PROVIDED, HOWEVER, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under its Pro Rata Commitment and this Agreement except that, unless specifically provided in the Assignment and Acceptance Agreement, the rights and obligations with respect to the assigning Lender's outstanding Bid Rate Loans shall not be assigned; (ii) each such assignment shall be in a minimum amount of $5,000,000, unless such assignment is to a Lender or any Affiliate of a Lender or unless the assigning Lender is assigning its entire Pro Rata Commitment; and (iii) all such assignments shall be effected by the execution of an Assignment and Acceptance Agreement by the assigning Lender and the assignee Lender. Notwithstanding any other provision to the contrary contained in this Agreement, any Lender may at any time, without the consent of Administrative Agent or any Borrower, assign all or any portion of its rights under this Agreement and any notes which may be issued hereunder to a Federal Reserve Bank. Each Lender shall give Company and Administrative Agent prompt written notice of any assignment to an Affiliate of such Lender or any other Lender.

     B. EFFECTIVENESS OF ASSIGNMENT. Subject to satisfaction of each of the foregoing conditions in subsection 9.2A, and delivery to Administrative Agent of the Assignment and Acceptance Agreement and a processing and recordation fee of $3,500 by the assignor, the Assignment and Acceptance Agreement shall become effective on the later to occur of (x) the effective date specified in the applicable Assignment and Acceptance Agreement, and (y) except with respect to assignments to any Lender or any of its Affiliates to the extent such Affiliate constitutes an Eligible Assignee, the date on which Administrative Agent and (other than during the existence of a Potential Event of Default or Event of Default) Company have consented to (which consents shall not be unreasonably withheld), accepted and recorded the Assignment and Acceptance Agreement. Within five Business Days after Administrative Agent's receipt of an Assignment and Acceptance Agreement executed by an Eligible Assignee and the processing and recordation fee, Administrative Agent shall, if the Assignment and Acceptance Agreement is otherwise in compliance with this Agreement, record the information required in the Register, give a copy of the Assignment and Acceptance Agreement to Company and provide to Borrowers and Lenders a revised SCHEDULE 9.7 giving effect thereto. Upon such effectiveness, the assignee Lender shall be a Lender hereunder and, to the extent set forth in the Assignment and Acceptance Agreement, have the rights and obligations of a Lender hereunder and the assigning Lender shall, to the extent that its rights and obligations have been so assigned, relinquish its rights and be released from its obligations under this Agreement.

     C. ASSIGNMENT AND ACCEPTANCE AGREEMENT. By executing and delivering an Assignment and Acceptance Agreement, the assigning Lender thereunder and the assignee thereunder (as applicable) shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the Company Guaranty or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the Company Guaranty or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Company or any of its Subsidiaries or the performance or observance by Company or any of its Subsidiaries of any of their respective obligations under this Agreement or the Company Guaranty or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of this Agreement and the Company Guaranty, together with copies of the most recent financial statements delivered pursuant to subsection 5.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance Agreement; (iv) such assignee has made, and will continue to make, independently and without reliance upon Administrative Agent, such assigning Lender or any other Lender, and based on such documents and information as it deemed or deems appropriate at the time, its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes Administrative Agent to take such action as agent, on its behalf and to exercise such powers under this Agreement and the Company Guaranty as are delegated to Administrative Agent, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     D. PARTICIPATIONS. Notwithstanding the provisions of subsection 9.1, each Lender may sell participations to one or more other Person (including another Lender) in any part of any Loan or Loans or its Pro Rata Commitment; PROVIDED, HOWEVER; that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other financial institutions shall not be a Lender hereunder for any purpose except, if the participation agreement so provides, for the purposes of subsections 2.6G, 2.10 and 2.11 (but only to the extent that the cost of such benefits to Borrowers does not exceed the cost which Borrowers would have incurred in respect of such Lender absent the participation) and subject to subsection 9.5 and, except as hereinafter provided, no participant shall have any rights under this Agreement or any other document delivered in connection herewith, (iv) Borrowers, Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) the participation agreement shall not restrict an increase in the Total Pro Rata Commitments or in the granting Lender's Pro Rata Commitment, so long as the amount of the participation interest is not increased, and (vi) the consent of the holder of such participation interest shall not be required for amendments or waivers of (and such holder shall not have any right to require such Lender selling such participation interest to amend or waive) this Agreement except to the extent any such amendment or waiver would (a) extend the final maturity date or the date for the payment of any interest due in respect of a Loan due to such Lender or any fees due to such Lender under this Agreement, (b) reduce the amount of any installment of principal or interest due to such Lender in respect of any Loan, or (c) reduce the interest rates applicable to the Loans or the fees due to such Lender under this Agreement. Any Lender that sells a participation to any Person that is a "foreign corporation, partnership or trust" within the meaning of the Internal Revenue Code shall include in its participation agreement with such Person a covenant by such Person that such Person will comply with the provisions of subsection 2.11 as if such Person were a Lender and provide that Administrative Agent and Borrowers shall be third party beneficiaries of such covenant.

     E. ADDITIONAL PROVISIONS GOVERNING ASSIGNMENTS AND PARTICIPATIONS. Each Borrower hereby agrees that any Lender may furnish any information concerning such Borrower in the possession of any Lender from time to time to assignees and participants (including prospective assignees and participants), PROVIDED, that each such assignee, prospective assignee, participant and prospective participant shall agree in writing to be bound by the provisions of subsection
9.18. In the event of any assignment hereunder, the assigning Lender's Pro Rata Commitment shall be modified to reflect the Pro Rata Commitment of such assignee. No Lender shall, as between any Borrower and that Lender, be relieved of any of its obligations hereunder as a result of any granting of participations in all or any part of the Loans, or Pro Rata Commitment of that Lender or other Obligations owed to such Lender. Each Lender shall, as between each Borrower and that Lender, be relieved of its obligations hereunder as a result of any sale, assignment, transfer or negotiation, in accordance with subsection 9.2, of all or any part of the Loans or Pro Rata Commitment of that Lender or other Obligations owed to such Lender to the extent of the obligations assigned.

9.3  EXPENSES.

     Except to the extent otherwise specifically set forth herein or agreed to by Administrative Agent and Company, prior to the occurrence and except during the continuance of an Event of Default, the expenses of Administrative Agent and each Lender in connection with this Agreement shall be borne by Administrative Agent or such Lender, as the case may be. After the occurrence and during the continuance of an Event of Default, Company agrees to pay promptly all reasonable costs and expenses, including reasonable attorneys' fees (PROVIDED, that Company shall not be required to pay attorneys' fees for more than one counsel for Administrative Agent and Lenders) and costs of settlement, incurred by Administrative Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Borrower hereunder or under the Company Guaranty by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

9.4  INDEMNITY.

     A. In addition to the payment of expenses pursuant to subsection 9.3, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend, indemnify, pay and hold harmless each Administrative Agent-Related Person and each Lender, and their respective officers, directors, employees, agents, advisors and Affiliates (collectively called the "INDEMNITEES" and individually an "INDEMNITEE") from and against any and all claims, damages, losses, liabilities and expenses (including without limitation the reasonable fees and disbursements of one counsel representing all such Indemnitees, and additional counsel to the extent provided in subsection 9.4B), in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto (collectively, "INDEMNIFIED LIABILITIES" and individually an "INDEMNIFIED LIABILITY") that may be incurred by, or asserted or awarded against any such Indemnitee, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, relating to or in connection with this Agreement or the Company Guaranty, whether or not such investigation, litigation or proceeding is brought by the Company or DFFI or Solvest, its shareholders or creditors or an Indemnitee, and whether or not an Indemnitee is otherwise a party thereto, except that no Indemnitee shall be entitled to be indemnified hereunder (i) to the extent that such claim, damage, loss, liability or expense is found in a final judgment rendered by a court of competent jurisdiction to have resulted from such Indemnitee's gross negligence or willful misconduct or from a breach of such Indemnitee's obligations pursuant to subsection 9.18 or its confidentiality letter theretofore delivered to Company, or (ii) with respect to any litigation brought by any Borrower seeking judgment against such Indemnitee for any wrongful act or omission of such Indemnitee if a final judgment by a court of competent jurisdiction is rendered in such Borrower's favor against such Indemnitee. If any claim regarding any Indemnified Liability ("CLAIM") is asserted against any Indemnitee, such Indemnitee shall promptly notify Company, but the failure to do so shall not affect Company's obligations under this subsection 9.4 unless such failure materially prejudices Company's right to defend or participate in the contest of such Claim, as hereinafter provided in this subsection 9.4. Neither Company nor any Indemnitee shall settle any Indemnified Liability with respect to any Indemnitee without the consent of Company and that Indemnitee, which consent shall not be unreasonably withheld.

     B. The Indemnitees shall be entitled to legal representation at Company's expense by one legal counsel selected by the Indemnitees, as a group, as provided in subsection 9.4A and, in addition, Company will pay the reasonable costs and expenses of one additional legal counsel selected by an Indemnitee if legal counsel for such Indemnitee determines in good faith that joint representation of such Indemnitee along with other Indemnitees would or could reasonably be expected to result in a conflict of interest under laws or ethical principles applicable to such counsel. The scope of representation of any additional counsel pursuant to this subsection 9.4B shall be to the extent reasonably necessary to avoid such conflict of interest.

     C. Nothing in this subsection 9.4 shall limit the right, which is absolute, of any Indemnitee to at any time retain at its own expense separate counsel to represent and defend such Indemnitee in connection with any Indemnified Liabilities. In such event Company shall have the right to participate, at Company's expense and through independent counsel, in the contest.

     D. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in this subsection 9.4 may be unenforceable because it is violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

     E. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under the Company Guaranty in one currency into another currency, the rate of exchange used shall be the Spot Rate as determined on the Business Day immediately preceding the date on which such judgment is to be rendered. The obligation of Company in respect of any such sum due from it shall, notwithstanding any judgment in a currency (the "JUDGMENT CURRENCY") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "AGREEMENT CURRENCY"), be discharged only to the extent that Administrative Agent and Lenders can purchase the Equivalent Amount of the Agreement Currency as determined on the Business Day immediately following the date of receipt of such sum by Administrative Agent and Lenders. If the amount of the Agreement Currency so purchased is insufficient, Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the relevant Indemnitees against such loss. If the Equivalent Amount of the Agreement Currency is greater than the amount due, each Lender agrees to return any excess to Company (or any other Person who may be entitled thereto under applicable law).

9.5  RATABLE SHARING.

     Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right hereunder or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to that Lender hereunder (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; PROVIDED that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or DFFI or Solvest or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest.

9.6  AMENDMENTS AND WAIVERS.

     No amendment, modification, termination or waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; PROVIDED that any such amendment, modification, termination, waiver or consent which: increases the amount of the Total Pro Rata Commitments in excess of $350,000,000; reduces the principal amount of any of the Loans or accrued interest thereon; changes the definition of "Requisite Lenders"; changes any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders; postpones the scheduled final maturity date of any Loans (other than in accordance with Section 2.1E); decreases the interest rate borne by the Pro Rata Loans or the amount of any fees payable hereunder; increases the maximum duration of Interest Periods permitted hereunder; releases the Company Guaranty in whole or in part; or changes the provisions contained in this subsection 9.6 shall be effective only if evidenced by a writing signed by or on behalf of all Lenders, and PROVIDED; FURTHER, that any such amendment, modification, waiver or consent which increases any Lender's Pro Rata Commitment, except as contemplated by subsection 2.12, shall be effective only if evidenced in a writing signed by or on behalf of such affected Lender. In addition, no amendment, modification, termination or waiver of any provision of
Section 8 or of any other provision of this Agreement which affects the rights or obligations of Administrative Agent or which, by its terms, expressly requires the approval or concurrence of Administrative Agent shall be effective without the written concurrence of Administrative Agent. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 9.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by any Borrower, on such Borrower.

9.7  NOTICES.

     Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service or, in certain limited circumstances, electronic mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile (when confirmed by telephone (not voicemail)), or four Business Days after depositing it in the United States mail, first-class postage prepaid and properly addressed, or, but only with respect to the items to be delivered to Lenders pursuant to subsections 5.1A, 5.1B and 5.1C, when delivered by electronic mail; PROVIDED that notices to Administrative Agent shall not be effective until received. For the purposes hereof, the address, telefacsimile number and electronic mail addresses of each party hereto shall be as set forth on Schedule 9.7 or (i) as to Borrowers and Administrative Agent, such other address or telefacsimile number as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address or telefacsimile number as shall be designated by such party in a written notice delivered to Administrative Agent.

     Neither Administrative Agent nor any Lender shall incur any liability to any Borrower or any other Lender in acting upon any telephonic notice referred to in subsections 2.1 or 2.2 which Administrative Agent or such Lender believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of the Applicable Borrower or for otherwise acting in good faith with respect to any Notice of Borrowing, and upon the funding of a Loan by any Lender in accordance with this Agreement pursuant to any telephonic notice, the Applicable Borrower shall have effected a Loan hereunder.

9.8  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

9.9  FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

     No failure or delay on the part of Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

9.10 ENTIRE AGREEMENT.

     This Agreement comprises the complete and integrated agreement of the parties on the subject matter hereof and supersede all prior agreements, written or oral, on the subject matter hereof.

9.11 SEVERABILITY.

     In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

9.12 OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS.

     The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Pro Rata Commitment of any other Lender hereunder. Nothing contained herein, and no action taken by Lenders pursuant hereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

9.13 HEADINGS.

     Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

9.14 APPLICABLE LAW.

     THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

9.15 SUCCESSORS AND ASSIGNS.

     This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 9.2). Neither Company's or DFFI's or Solvest's rights or obligations hereunder nor any interest therein may be assigned or delegated by Company or DFFI or Solvest without the prior written consent of all Lenders.

9.16 CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

     ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OBLIGATION MAY BE BROUGHT IN ANY CALIFORNIA STATE OR FEDERAL COURT SITTING IN THE CITY OF LOS ANGELES, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT EACH BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT OR SUCH OBLIGATION. EACH BORROWER CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH BORROWER AT ITS ADDRESS SPECIFIED IN SUBSECTION 9.7.

9.17 WAIVER OF JURY TRIAL.

     EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING

ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

9.18 CONFIDENTIALITY.

     Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by Borrowers that a Lender may make disclosures (i) to any Affiliate of such Lender PROVIDED that such Affiliate shall be bound by this subsection 9.18, (ii) reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of its Pro Rata Commitment or any of its Loans or any participation therein (PROVIDED that such actual or prospective transferee, assignee or participant shall agree in writing to be bound by this subsection 9.18 in advance of its receipt) or
(iii) as required by any governmental agency or representative thereof or pursuant to legal process; PROVIDED that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information. All information disclosed by any Borrower shall be presumed confidential other than Company's public filings and press releases and other matters generally available publicly.

9.19 COUNTERPARTS; EFFECTIVENESS.

     This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof. Delivery of a telecopied signature page shall be as effective as delivery of an originally executed signature page.

                  [Remainder of page intentionally left blank]

                            [Signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                           COMPANY:

                                   DOLE FOOD COMPANY, INC.,
                                   a Hawaii corporation



                                   By:
                                          -------------------------------
                                   Title:



                           DFFI:

                                   DOLE FRESH FRUIT INTERNATIONAL, LIMITED, a Liberian corporation



                                   By:
                                          -------------------------------
                                   Title:



                           SOLVEST:

                                   SOLVEST, LTD.,
                                   a Bermuda corporation




                                   By:
                                          -------------------------------
                                   Title: Treasurer

                              ADMINISTRATIVE AGENT:

                                   BANK OF AMERICA, N.A.,
                                   as Administrative Agent




                                   By:
                                          -------------------------------
                                   Title:

                              LENDERS:


                                   BANK OF AMERICA, N.A.,
                                   as Lender



                                   By:
                                          -------------------------------
                                   Title:

                                   COMMERZBANK AG,
                                   as Syndication Agent and as Lender




                                   By:
                                          -------------------------------
                                   Title:

                                   THE BANK OF NOVA SCOTIA,
                                   as Documentation Agent and as Lender




                                   By:
                                          -------------------------------
                                   Title:

                                   COBANK, ACB,
                                   as Lender




                                   By:
                                          -------------------------------
                                   Title:

                                   COOPERATIEVE CENTRALE RAIFFEISEN -
                                   BOERENLEENBANK B.A., "RABOBANK
                                   NEDERLAND", NEW YORK BRANCH,
                                   as Lender




                                   By:
                                          -------------------------------
                                   Title:

                                   SUNTRUST BANK,
                                   as Lender




                                   By:
                                          -------------------------------
                                   Title:

                                   THE SANWA BANK, LIMITED,
                                   as Lender




                                   By:
                                          -------------------------------
                                   Title:

                                   STANDARD CHARTERED BANK,
                                   as Lender




                                   By:
                                          -------------------------------
                                   Title:

                                   MELLON BANK, N.A.,
                                   as Lender




                                   By:
                                          -------------------------------
                                   Title:

                                   WELLS FARGO BANK, N.A.,
                                   as Lender




                                   By:
                                          -------------------------------
                                   Title:

                                   THE FUJI BANK, LIMITED,
                                   as Lender




                                   By:
                                          -------------------------------
                                   Title: